Exhibit 10.2

                          TRANSITION SERVICES AGREEMENT

                                     between

                                Pitney Bowes Inc.

                                       and

                          Imagistics International Inc.

                          Dated as of November 1, 2001


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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions.....................................................1


                                    ARTICLE 2
                          PURCHASE AND SALE OF SERVICES

Section 2.01.  Purchase and Sale of Services...................................4
Section 2.02.  Subsidiaries....................................................5
Section 2.03.  Additional Services.............................................5
Section 2.04.  Services Provided by Imagistics.................................5


                                    ARTICLE 3
                          SERVICE COSTS; OTHER CHARGES

Section 3.01.  Service Costs Generally.........................................6
Section 3.02.  Sales Tax.......................................................6
Section 3.03.  Certain Benefits Matters........................................6
Section 3.04.  Invoicing and Settlement of Costs...............................7


                                    ARTICLE 4
                                  THE SERVICES

Section 4.01.  General Standard of Service.....................................7
Section 4.02.  Personnel.......................................................8
Section 4.03.  Systems Support.................................................8
Section 4.04.  Delegation......................................................8
Section 4.05.  Limitation of Liability.........................................9
Section 4.06.  Indemnification of Pitney Bowes by Imagistics..................10
Section 4.07.  Indemnification of Imagistics by Pitney Bowes..................10
Section 4.08.  Further Indemnification........................................10
Section 4.09.  Notice of Certain Matters......................................11


                                    ARTICLE 5
                              TERM AND TERMINATION

Section 5.01.  Term...........................................................11
Section 5.02.  Termination....................................................12
Section 5.03.  Effect of Termination..........................................12


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                                                                            PAGE

                                    ARTICLE 6
                               OPERATING COMMITTEE

Section 6.01.  Organization...................................................13
Section 6.02.  Decision Making................................................13
Section 6.03.  Meetings.......................................................14

                                    ARTICLE 7
                        THIRD PARTY CONSENTS AND LICENSES

Section 7.01.  Separation.....................................................14
Section 7.02.  Additional Licenses............................................14
Section 7.03.  Fees...........................................................14

                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

Section 8.01.  Confidential Information.......................................14
Section 8.02.  Security.......................................................16
Section 8.03.  Service Level at Termination of Transition Period..............16

                                    ARTICLE 9
                                  MISCELLANEOUS

Section 9.01.  Prior Agreements...............................................16
Section 9.02.  Other Agreements...............................................17
Section 9.03.  No Agency......................................................17
Section 9.04.  Subcontractors.................................................17
Section 9.05.  Force Majeure..................................................17
Section 9.06.  Entire Agreement...............................................18
Section 9.07.  Information....................................................18
Section 9.08.  Notices........................................................18
Section 9.09.  Governing Law..................................................19
Section 9.10.  WAIVER OF JURY TRIAL...........................................19
Section 9.11.  Severability...................................................19
Section 9.12.  Amendment......................................................19
Section 9.13.  Counterparts...................................................19


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Schedule 1 -- Summary of Non-IT Service Agreements

                                                                        Schedule

Service Parts Logistics                                                     1A
Real Estate Transaction Services                                            1B
Accounting
     Sales, Use and Property Tax                                            1C-1
     Payroll, Travel Reimbursement, Accounts Payable                        1C-2
     General Ledger                                                         1C-3
     Fixed Assets                                                           1C-4
     Inventory Accounting                                                   1C-5
     Accounts Receivable                                                    1C-6
Benefits Administration                                                     1D
Supplies Line Order Entry System                                            1E
Customer Care Call Dispatch                                                 1F
Safety and Environmental                                                    1G
Field Service Systems Support                                               1H
Non-Focus Field Service                                                     1J
Telecom Costs in Shared Locations                                           1K
Mailroom Services                                                           1L
Import and Customs Compliance                                               1M
Document Services Group Services                                            1N


Schedule 2 -- Service Provisioning and Service Level Agreement


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                          TRANSITION SERVICES AGREEMENT

     This Transition Services Agreement (this "Agreement") is entered into as of November 1, 2001 by and between Pitney Bowes Inc., a Delaware corporation ("Pitney Bowes" or "PBI"), and Imagistics International Inc., a Delaware corporation ("Imagistics").

                                    RECITALS

     WHEREAS, Pitney Bowes owns 100% of the outstanding common stock of Imagistics prior to the consummation of the Distribution (as defined below);

     WHEREAS, Pitney Bowes will no longer own any of the outstanding common stock of Imagistics after the consummation of the Distribution; and

     WHEREAS, Pitney Bowes has heretofore directly or indirectly provided certain administrative, financial, management and other services to the Imagistics Group (as defined below).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pitney Bowes and Imagistics, for themselves, their successors and assigns, hereby agree as follows:

                                    Article 1
                                   DEFINITIONS

     Section 1.01 Definitions. (a) As used in this Agreement, the following terms shall have the following meanings, applicable both to the singular and the plural forms of the terms described:

     "Actions" has the meaning set forth in Section 4.07.

     "Affiliate" has the meaning set forth in the Distribution Agreement, provided, however, that the Affiliates of each party for purposes of this agreement shall be determined after giving effect to the consummation of the Distribution.

     "Agreement" has the meaning set forth in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

     "Ancillary Agreement" means each of the Tax Separation Agreement, the Transition Services Agreement, the Intellectual Property Agreement, the Canada ReSeller Agreement, the Management Services ReSeller Agreements, the Vendor Financing Agreement, the Sublease Agreements, the Credit Agreement, the Rights Agreement, the Sublease and License Agreements, and the Assignment and Novation Agreements.


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     "Benefits Services" has the meaning set forth in Section 3.03.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Change of Control" means (i) the direct or indirect acquisition (by merger, consolidation, business combination or otherwise) by any Person or group of Persons of beneficial ownership (as defined in Rule 13d-1 and Rule 13d-5 under the Securities Exchange Act of 1934) of 40% or more of the Total Voting Power of Imagistics (ii) any merger, consolidation or other business combination of Imagistics or a Subsidiary of Imagistics with any Person after giving effect to which (x) the shareholders of Imagistics immediately prior to such transaction do not own at least 60% of the Total Voting Power of the ultimate parent entity of the parties to such transaction or (y) individuals who were directors of Imagistics immediately prior to such transaction (or their designees) do not constitute a majority of the board of directors of such ultimate parent entity and (iii) the direct or indirect acquisition by any Person or group of Persons of all or substantially all of the assets of Imagistics.

     "Common Stock" means the Common Stock, par value $.01 per share, of Imagistics.

     "Confidential Information" has the meaning set forth in Section 8.01.

     "Credit Agreement" has the meaning set forth in the Distribution Agreement.

     "Distribution" has the meaning set forth in the Distribution Agreement.

     "Distribution Agreement" means the Distribution Agreement dated as of the date hereof between Pitney Bowes and Imagistics.

     "Distribution Date" has the meaning set forth in the Distribution
Agreement.

     "Employee Benefit Plans" has the meaning set forth in Section 4.04.

     "force majeure" has the meaning set forth in Section 9.05.

     "Group" means, as the context requires, the Imagistics Group or the Pitney Bowes Group.

     "IT Services" has the meaning set forth in Section 2.01(b).

     "Imagistics" has the meaning set forth in the preamble hereto.


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     "Imagistics Entity" means any member of the Imagistics Group.

     "Imagistics Group" means Imagistics and its Subsidiaries as of and after the Distribution Date (including all predecessors to such Persons).

     "Imagistics Indemnified Person" has the meaning set forth in Section 4.07.

     "Intellectual Property Agreement" has the meaning set forth in the Distribution Agreement.

     "Non-Compliance Notice" has the meaning set forth in Section 4.09.

     "Non-IT Services" has the meaning set forth in Section 2.01(a).

     "Operating Committee" has the meaning set forth in Section 6.01.

     "Payment Date" has the meaning set forth in Section 3.04(b).

     "Person" means individual, corporation, limited liability company, partnership association, trust or agency thereof) or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

     "Pitney Bowes" has the meaning set forth in the preamble hereto.

     "Pitney Bowes Entity" means any member of the Pitney Bowes Group.

     "Pitney Bowes Group" means Pitney Bowes and its Subsidiaries (other than any Subsidiary or member of, or other entity in, the Imagistics Group).

     "Pitney Bowes Indemnified Person" has the meaning set forth in Section 4.05(a).

     "Pitney Bowes Plans" has the meaning set forth in Section 3.03.

     "Prior Agreements" has the meaning set forth in Section 9.01.

     "Reseller Agreements" has the meaning set forth in the Distribution Agreement.

     "Schedules" means Schedules 1 (and all subschedules thereto) and 2 hereto.

     "Service Costs" has the meaning set forth in Section 3.01.

     "Service Level Breach" has the meaning set forth in Section 4.01(b).


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     "Services" has the meaning set forth in Section 2.01(b).

     "Sublease/License Agreements" has the meaning set forth in the Distribution Agreement.

     "Subsidiary" means, with respect to any Person, any other entity of which securities or other ownership interests having a voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Systems Support" has the meaning set forth in Section 4.03.

     "Tax Separation Agreement" has the meaning set forth in the Distribution Agreement.

     "Total Voting Power" with respect to any Person means the total combined voting power of all securities of such Person entitled to vote generally in the election of directors of such Person.

     "Transition Period" has the meaning set forth in Section 5.01.

     "Transition Services Agreement" has the meaning set forth in the preamble hereto.

     "Vendor Financing Agreement" has the meaning set forth in the Distribution Agreement.

                                   Article 2
                          PURCHASE AND SALE OF SERVICES

     Section 2.01 Purchase and Sale of Services. On the terms and subject to the conditions of this Agreement and in consideration of the Service Costs described below, Pitney Bowes agrees to:

     (a) provide to Imagistics, or procure the provision to Imagistics of, and Imagistics agrees to purchase from Pitney Bowes, the transition services (the "Non-IT Services") as set forth on Schedule 1 (and the subschedules thereto), as such may be amended by the parties and any other services that (i) Imagistics, in the ordinary course prior to the Distribution Date, received in whole or in part from the Pitney Bowes Group or in reliance upon or in connection with Pitney Bowes' business (but, in the case of a service provided only in part by the Pitney Bowes Group, only to the extent such service was provided in the ordinary course by the Pitney Bowes Group prior to the Distribution Date); (ii) are provided to Imagistics pursuant to (i) above and are identified in writing by Imagistics to Pitney Bowes


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within forty-five days of the Distribution Date; or (iii) are reasonably necessary for Imagistics to conduct its operations as conducted in the ordinary course prior to the Distribution Date, consistent with the historical provision of such services and the other terms of this agreement, or otherwise upon pricing and other terms and conditions reasonably acceptable to both parties.

     (b) provide to Imagistics, or procure the provision to Imagistics of, and Imagistics agrees to purchase from Pitney Bowes, the information technology, computing and telecommunications services (the "IT Services" and, together with the Non-IT Services, the "Services" and each, a "Service") as set forth on
Schedule 2. Unless otherwise specifically agreed by Pitney Bowes and Imagistics, the IT Services to be provided or procured by Pitney Bowes hereunder shall be substantially similar in scope, quality, and nature to those customarily provided to, or procured on behalf of, the Imagistics Group prior to the Distribution Date and shall include IT Services that (i) Imagistics, in the ordinary course prior to the Distribution Date, received in whole or in part from the Pitney Bowes Group; (ii) are identified in writing by Imagistics to Pitney Bowes within forty-five days of the Distribution Date; or (iii) are reasonably necessary for Imagistics to conduct its operations as conducted in the ordinary course prior to the Distribution Date, consistent with the historical provision of such services and the other terms of this agreement, or otherwise upon pricing and other terms and conditions reasonably acceptable to both parties.

     Section 2.02 Subsidiaries. It is understood that (i) the Services to be provided to Imagistics under this Agreement shall, at Imagistics' request, be provided to Subsidiaries of Imagistics and (ii) Pitney Bowes may satisfy its obligation to provide or procure Services hereunder by causing one or more of its Subsidiaries to provide or procure such Services. With respect to Services provided to, or procured on behalf of, any Subsidiary of Imagistics, Imagistics agrees to pay on behalf of such Subsidiary all amounts payable by or in respect of such Services pursuant to this Agreement.

     Section 2.03 Additional Services. In addition to the Services to be provided in accordance with Section 2.01, if requested by Imagistics and as needed by Imagistics to conduct its business, as conducted in the ordinary course prior to the Distribution Date (or as needed by Imagistics to facilitate its transition to a stand-alone business following the Distribution Date), and to the extent that Pitney Bowes and Imagistics may mutually agree, Pitney Bowes shall provide reasonable additional services (including services not provided by Pitney Bowes to Imagistics prior to the Distribution Date) to Imagistics. The scope of any such services, as well as the term, costs, and other terms and conditions applicable to such services, shall be as mutually agreed by Pitney Bowes and Imagistics.

     Section 2.04 Services Provided by Imagistics. If it is necessary for Imagistics to provide any services or resources to Pitney Bowes or any third party


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regarding any aspect of the Imagistics Group business (the "Imagistics
Services") so that Pitney Bowes may provide or have provided the Services hereunder, Imagistics shall provide such Services (i) without cost to Pitney Bowes or any third party and (ii) of a nature, quality, service level and standard of care substantially similar to the Imagistics Services as provided to the Imagistics Group.

                                    Article 3
                          SERVICE COSTS; OTHER CHARGES

     Section 3.01 Service Costs Generally. (a) Unless any Schedule hereto indicates otherwise or the parties shall agree in writing to a different arrangement, for each period in which Imagistics receives a Service, Imagistics shall pay Pitney Bowes its actual out-of-pocket cost for such Service, including a proportionate share of Pitney Bowes' overhead, if applicable, computed in accordance with Pitney Bowes' internal chargeback practices ("Service Costs").

     (b) If the volume of transactions for a specific Service provided to Imagistics exceeds the level which historically has been utilized by the Imagistics Group during the twelve months prior to the date hereof and, as a result, requires human or equipment resources in excess of the level of resources allocated to such Service by Pitney Bowes, the additional cost associated with the increased volume shall be included in the Service Costs.

     Section 3.02 Sales Tax. Imagistics shall pay all applicable sales or use taxes incurred with respect to provision of the Services. These taxes shall be incremental to other payments or charges identified in this Agreement.

     Section 3.03 Certain Benefits Matters. (a) Prior to the Distribution Date, certain employees of Imagistics participated in certain benefit plans sponsored by Pitney Bowes ("Pitney Bowes Plans").

     (b) The costs payable by Imagistics for Services relating to employee plans and benefit arrangements ("Benefits Services") shall be determined and, to the extent specified in Schedule 1D, billed as set forth on Schedule ID. It is the express intent of the parties that Service Costs relating to the administration of Imagistics employee plans and the performance of related Services shall not exceed reasonable compensation for such Services as defined in 29 CFR ss.2550.408c-2.

     (c) Pitney Bowes and Imagistics agree to cooperate fully with each other in the administration and coordination of regulatory and administrative requirements associated with Pitney Bowes Plans and Benefits Services.


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     Section 3.04 Invoicing and Settlement of Costs. (a) Pitney Bowes shall invoice or notify in writing the Chief Financial Officer of Imagistics on a monthly basis (not later than the tenth day of each month), in a manner substantially consistent with the billing practices used in connection with services provided to the Imagistics Group prior to the Distribution Date (except as otherwise agreed), of the Service Costs. In connection with the invoicing described in this Section 3.04(a), Pitney Bowes shall provide to Imagistics the same billing data and level of detail as it customarily provided to the Imagistics Group prior to the Distribution Date and such other data as may be reasonably requested by Imagistics.

     (b) Imagistics agrees to pay on or before 30 days after the date on which Pitney Bowes invoices or notifies Imagistics of the Service Costs (or the next Business Day, if such day is not a Business Day) (each, a "Payment Date") by wire transfer of immediately available funds payable to the order of Pitney Bowes all amounts invoiced by Pitney Bowes pursuant to Section 3.04(a) during the preceding calendar month. If Imagistics fails to pay any monthly payment within 30 days of the relevant Payment Date, Imagistics shall be obligated to pay, in addition to the amount due on such Payment Date, interest on such amount at the prime, or best, rate (as quoted from time to time in the Wall Street Journal) compounded monthly from the relevant Payment Date through the date of payment.

     (c) Imagistics agrees to pay on or before 30 days after the date on which it is invoiced or otherwise notified (or on or before any other due date previously established) any amount owed by Imagistics to any third party vendor in relation to any Service provided hereunder. In the event that Imagistics fails to pay any such amount due in a timely manner and Pitney Bowes becomes liable for such amount, Pitney Bowes may pay any such amount to any vendor and Imagistics shall be obligated to pay Pitney Bowes the full amount due plus any interest due on such amount and any delinquency or other fees accrued.

                                    Article 4
                                  THE SERVICES

     Section 4.01 General Standard of Service. (a) Except as otherwise agreed with Imagistics or described in this Agreement or the Schedules hereto, and provided that Pitney Bowes is not restricted by contract with third parties or by applicable law, Pitney Bowes agrees that the nature, quality, service level and standard of care applicable to the delivery of the Services hereunder shall be substantially the same as that of the Services which Pitney Bowes provides from time to time throughout its businesses. If Pitney Bowes and Imagistics do not have comparable operations with respect to a certain Service, then the service level shall be consistent with the standards provided to Imagistics for the twelve months prior to the Distribution Date. Pitney Bowes shall use its reasonable efforts to ensure


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that the nature and quality of Services provided to Imagistics employees either by Pitney Bowes directly or through administrators under contract shall be undifferentiated as compared with the same services provided to or on behalf of Pitney Bowes employees under Pitney Bowes Plans. Subject to Pitney Bowes' express obligations under this Agreement, the management of and control over the provision of the Services shall reside solely with Pitney Bowes. Without limiting the generality of the foregoing, all labor matters relating to employees of Pitney Bowes and its Subsidiaries (including, without limitation, employees involved in the provision of Services to Imagistics) shall be within the exclusive control of Pitney Bowes, and Imagistics shall not take any action affecting such matters.

     (b) If Imagistics becomes aware of a material deficiency in the performance of a Service provided or procured by Pitney Bowes or one of its subsidiaries (a "Service Level Breach"), Imagistics may deliver a written notice of the Service Level Breach to the Service Provider. Upon receipt of such notice, Pitney Bowes shall use it reasonable best efforts to remedy the Service Level Breach as soon as reasonably possible.

     Section 4.02 Personnel. Subject to Schedule 1D hereof, Pitney Bowes shall, at its own expense, employ and retain staff, and contract with third parties and other vendors with a level of experience, skill, diligence and expertise consistent with Pitney Bowes' normal business practices, needed to perform the Services. The provisions of this paragraph shall not apply to contracts entered into by Pitney Bowes and third parties prior to the Distribution Date.

     Section 4.03 Systems Support. In each instance where Pitney Bowes provides application, technical or infrastructure support to Imagistics under this Agreement ("Systems Support"), such Systems Support shall, except as limited by this Agreement and the Schedules hereto, be provided in a scope and manner substantially consistent with past practices.

     Section 4.04 Delegation. Subject to Section 4.01(a), Imagistics hereby delegates to Pitney Bowes final, binding, and exclusive authority, responsibility, and discretion to interpret and construe the provisions of employee welfare benefit plans in which Imagistics has elected to participate and which are administered by Pitney Bowes under this Agreement (collectively, "Employee Benefit Plans"). Pitney Bowes may further delegate such authority to plan administrators to:

          (i)  provide administrative and other services;

         (ii) reach factually supported conclusions consistent with the terms of the Employee Benefit Plans;

        (iii) make a full and fair review of each claim denial and decision related to the provision of benefits provided or arranged for under


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     the Employee Benefit Plans, pursuant to the requirements of ERISA, if within 60 days after receipt of the notice of denial, a claimant requests in writing a review for reconsideration of such decisions. The plan administrator shall notify the claimant in writing of its decision on review. Such notice shall satisfy all ERISA requirements relating thereto; and

         (iv)  notify the claimant in writing of its decision on review.

     Section 4.05. Limitation of Liability. (a) Imagistics agrees that none of the members of the Pitney Bowes Group and their respective directors, officers, agents, and employees (each, a "Pitney Bowes Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to any Imagistics Entity or any other Person for or in connection with the Services rendered or to be rendered by any Pitney Bowes Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Pitney Bowes Indemnified Person's actions or inactions in connection with any such Services or transactions, except for damages which have resulted from such Pitney Bowes Indemnified Person's gross negligence or willful misconduct in connection with any such Services, actions or inactions.

     (b) Notwithstanding the provisions of Section 4.05(a), none of the Pitney Bowes Group shall be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) in any way due to, resulting from or arising in connection with any of the Services or the performance of or failure to perform Pitney Bowes' obligations under this Agreement. This disclaimer applies without limitation to claims arising from the provision of the Services or any failure or delay in connection therewith; to claims for lost profits; regardless of the form of action, whether in contract, tort (including negligence), strict liability, or otherwise; and regardless of whether such damages are foreseeable or whether Pitney Bowes has been advised of the possibility of such damages.

     (c) None of the Pitney Bowes Group shall have any liability to any Imagistics Entity or any other Person for failure to perform Pitney Bowes' obligations under this Agreement or otherwise, where such failure to perform is not caused by the gross negligence or willful misconduct of the Pitney Bowes Entity providing such Services and such failure to perform similarly affects the Pitney Bowes Group receiving such Services and does not have a disproportionately adverse effect on the Imagistics Group, taken as a whole.

     (d) In addition to the foregoing, Imagistics agrees that it shall, in all circumstances, use commercially reasonable efforts to mitigate and otherwise minimize its damages and those of the other Imagistics Entities, whether direct or indirect, due to, resulting from or arising in connection with any failure by Pitney Bowes to comply fully with its obligations under this Agreement.


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     (e) Notwithstanding the foregoing provisions of this Section 4.05, in the event of a substantial and continuing failure on the part of Pitney Bowes to provide or procure any material Services, where such failure is reasonably expected to have a material adverse effect on Imagistics and its Subsidiaries, considered as a whole, Imagistics shall be entitled to seek specific performance to cause Pitney Bowes to provide or procure such Services.

     Section 4.06. Indemnification of Pitney Bowes by Imagistics. Imagistics agrees to indemnify and hold harmless each Pitney Bowes Indemnified Person from and against any damages, and to reimburse each Pitney Bowes Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any Pitney Bowes Indemnified Person is a party (collectively, "Actions"), arising out of or in connection with Services rendered or to be rendered by any Pitney Bowes Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Pitney Bowes Indemnified Person's actions or inactions in connection with any such Services or transactions; provided that Imagistics shall not be responsible for any damages of any Pitney Bowes Indemnified Person that have resulted from such Pitney Bowes Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions, or Services referred to above (it being understood and agreed that the provision by any Pitney Bowes Entity of any of the Services contemplated by Schedule 2 hereof without obtaining the consent of any party to any contract or agreement to which any Pitney Bowes Entity is a party as of the date hereof shall not constitute gross negligence or wilful misconduct by any Pitney Bowes Entity; provided that the relevant Pitney Bowes Entity has used commercially reasonable efforts to obtain the relevant consent). Sections 4.04 and 4.05 of the Distribution Agreement shall apply in the event that any indemnification is sought pursuant to this Section 4.06.

     Section 4.07. Indemnification of Imagistics by Pitney Bowes. Pitney Bowes agrees to indemnify and hold harmless each member of the Imagistics Group and their respective directors, officers, agents, and employees (each, a "Imagistics Indemnified Person") from and against any damages, and shall reimburse each Imagistics Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, or defending any Action, arising out of the gross negligence or willful misconduct of any Pitney Bowes Indemnified Person in connection with the Services rendered or to be rendered pursuant to this Agreement. Sections 4.04 and 4.05 of the Distribution Agreement shall apply in the event that any indemnification is sought pursuant to this Section 4.07.

     Section 4.08. Further Indemnification. To the extent that any other Person has agreed to indemnify any Pitney Bowes Indemnified Person or to hold a Pitney Bowes Indemnified Person harmless and such Person provides services to Pitney Bowes or any affiliate of Pitney Bowes relating directly or indirectly to any


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


employee plan or benefit arrangement for which Benefit Services are provided under this Agreement, Pitney Bowes shall exercise reasonable efforts (a) to make such agreement applicable to any Imagistics Indemnified Person so that each Imagistics Indemnified Person is held harmless or indemnified to the same extent as any Pitney Bowes Indemnified Person or (b) otherwise make available to each Imagistics Indemnified Person the benefits of such agreement.

     Section 4.09. Notice of Certain Matters. If Imagistics at any time believes that Pitney Bowes is not in full compliance with its obligations under Section 4.01(a) of this Agreement, Imagistics shall so notify Pitney Bowes in writing promptly (but not later than 30 days) after becoming aware of such possible non-compliance by Pitney Bowes. Failure to notify Pitney Bowes within 30 days shall not relieve Pitney Bowes of liability except to the extent Pitney Bowes is actually prejudiced due to such failure to notify. Such notice (a "Non-Compliance Notice") shall set forth in reasonable detail the basis for Imagistics' belief as well as Imagistics' view as to the steps to be taken by Pitney Bowes to address the possible non-compliance. For the 30 days after receipt of such a notice, appropriate representatives of Pitney Bowes and Imagistics shall work in good faith to develop a plan to resolve the matters referred to in the Non-Compliance Notice. In the event such matters are not resolved through such discussions, Imagistics may elect to terminate Pitney Bowes' obligation to provide or procure, and its obligation to purchase, the Service or Services referred to in its Non-Compliance Notice in accordance with. In the event such matters are resolved through such discussions and Imagistics does not elect to terminate such Service or Services within 60 days of the end of the 30-day period referred to in the third sentence of this Section 4.09, Imagistics shall not be entitled to deliver another Non-Compliance Notice or pursue other remedies with respect to same or any substantially similar matter so long as Pitney Bowes complies in all material respects with the terms of such resolution. In no event shall any termination of this Agreement pursuant to this
Section 4.09 limit or affect Imagistics' right to seek remedies in accordance with Section 4.08 in respect of any breach by Pitney Bowes of any of its obligations under this Agreement prior to such termination.

                                    Article 5
                              TERM AND TERMINATION

     Section 5.01. Term. Except as otherwise provided in this Article 5, in
Section 9.05 or as otherwise agreed in writing by the parties, Pitney Bowes shall provide (through one or more of its Affiliates and/or outside service providers to the extent utilized by Imagistics as of the date hereof or engaged hereafter with the prior written consent of Imagistics) to the Imagistics Group, the Non-IT Services and any additional services as identified and agreed upon by Pitney Bowes and Imagistics pursuant to Section 2.03 for an initial term of twelve months from the

Distribution Date (the "Transition Period"). Pitney Bowes shall provide the IT Services (in the manner provided in the preceding sentence) for an initial term from the Distribution Date until December 31, 2002. Pitney Bowes' obligation to provide or procure, and Imagistics' obligation to purchase, a Service shall cease as of the applicable date set forth in the applicable Schedules or such earlier date determined in accordance with. The Transition Period shall be deemed to be extended, as and for the period needed but, in any event, not to exceed six months, on account of any one of the following: (i) a requirement by a Government Authority; (ii) at the discretion of the non-breaching party, any failure by Imagistics or Pitney Bowes, as the case may be, to perform any action required on its part under this agreement including the schedules hereto, but only to the extent of such failure; or (iii) the inability of the parties to achieve a suitable replacement for provision of the Services as set forth in any schedule hereto after applying reasonable efforts, provided that, to the extent the Transition Period is extended pursuant to clause (i) or (iii), in addition to the amounts otherwise due pursuant to Section 3.01 of this Agreement, Imagistics shall pay all costs actually incurred by reason of the extension. Pitney Bowes shall make commercially reasonable efforts (which shall not require it to incur any out of pocket costs) to minimize the costs referred to in the immediately preceding proviso.

     Section 5.02. Termination. (a) Except as otherwise provided in any Schedule hereto, Imagistics may (i) from time to time terminate this Agreement with respect to one or more of the Services, in whole or in part, upon giving at least 180 days' prior notice to Pitney Bowes or (ii) terminate this Agreement at any time upon 180 days' written notice.

     (b) Pitney Bowes may terminate any Service at any time if Imagistics shall have failed to perform any of its material obligations under this Agreement relating to any such Service, Pitney Bowes has notified Imagistics in writing of such failure and such failure shall have continued for a period of 60 days after receipt by Imagistics of written notice of such failure.

     (c) Imagistics may terminate any Service at any time if Pitney Bowes shall have failed to perform any of its material obligations under this Agreement relating to any such Service, Imagistics has notified Pitney Bowes in writing of such failure, and such failure shall have continued for a period of 60 days after receipt by Pitney Bowes of written notice of such failure.

     Section 5.03. Effect of Termination. (a) Other than as required by law, upon termination of any Service pursuant to Section 5.02, or upon termination of this Agreement in accordance with its terms, Pitney Bowes shall have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and Imagistics shall have no obligation to pay any fees relating to such Services or make any other payments hereunder; provided that notwithstanding such termination, (i) Imagistics shall remain liable to Pitney

Bowes for fees owed and payable in respect of Services provided prior to the effective date of the termination; (ii) Pitney Bowes shall continue to charge Imagistics for administrative and program costs relating to benefits paid after but incurred prior to the termination of any Service and other services required to be provided after the termination of such Service and Imagistics shall be obligated to pay such expenses in accordance with the terms of this Agreement; and (iii) the provisions of Articles 4, 5, 6 and 8.01 shall survive any such termination indefinitely. All program and administrative costs attributable to employees of any of the Imagistics Group for Pitney Bowes Plans that relate to any period after the effective date of any such termination shall be for the account of Imagistics.

     (b) Following termination of this Agreement with respect to any Service, Pitney Bowes and Imagistics agree to cooperate in providing for an orderly transition of such Service to Imagistics or to a successor service provider. Without limiting the foregoing, Pitney Bowes agrees to (i) provide, within 60 days of the termination, copies in a usable format designated by Pitney Bowes, of all records relating directly or indirectly to benefit determinations of Imagistics employees, including but not limited to compensation and service records, correspondence, plan interpretive policies, plan procedures, administration guidelines, minutes, or any data or records required to be maintained by law and (ii) work with Imagistics in developing a transition schedule.

                                    Article 6
                               OPERATING COMMITTEE

     Section 6.01. Organization. The parties shall use an operating committee (the "Operating Committee") to implement the terms of this Agreement. Each of Pitney Bowes and Imagistics shall appoint three employees, at least one of whom shall be a senior executive, to the Operating Committee for a two year term. The Operating Committee will oversee the implementation and ongoing operation of this Agreement and shall attempt in good faith to resolve disputes between the parties. Each of the parties shall have the right to replace one or more of its Operating Committee members at any time with employees or officers with comparable knowledge, expertise and decision-making authority.

     Section 6.02. Decision Making. The Operating Committee shall act by a majority vote of its members. If the Operating Committee fails to make a decision, resolve a dispute, agree upon any necessary action, or if Imagistics so requests in the event of a material breach significantly and adversely affecting the business of Imagistics, a senior officer of Pitney Bowes and a senior officer of Imagistics, neither of whom shall have direct responsibility for the subject matter in dispute, shall attempt in good faith within a period of 14 days to conclusively resolve any such unresolved matter.

     Section 6.03. Meetings. During the Transition Period, the full Operating Committee shall meet, in person or via teleconference at least once every quarter. In addition, the Operating Committee shall meet as necessary to promptly resolve any disputes submitted to it by any representative of Pitney Bowes or of Imagistics.

                                    Article 7
                        THIRD PARTY CONSENTS AND LICENSES

     Section 7.01. Separation. With respect to any hardware or software licenses that are utilized as of the date hereof by both the Pitney Bowes Group and the Imagistics Group related to the Services to be provided hereunder, Pitney Bowes and Imagistics agree to cooperate and use their reasonable efforts to cause, on or before the expiration of the relevant terms hereunder, such licenses to be separated and allocated between the parties so that the Imagistics Group receives a number of such licenses that is consistent with the historical usage of the licensed hardware or software by the Imagistics Group.

     Section 7.02. Additional Licenses. The Pitney Bowes Group and the Imagistics Group shall obtain and maintain all material permits, approvals and licenses necessary or appropriate so that the Pitney Bowes Group may perform its duties and obligations (including the provision of the Services) hereunder. To the extent that it is necessary for the Pitney Bowes Group to obtain and maintain all such material permits, approvals and licenses, the Pitney Bowes Group shall use commercially reasonable efforts to obtain and maintain all such material permits, approvals and licenses. Each of the Pitney Bowes Group and the Imagistics Group shall at all times comply with the terms and conditions of such permits, approvals and licenses.

     Section 7.03. Fees. If any consent or license to provide or have provided any of the Services contemplated by the Agreement cannot be obtained by the Pitney Bowes Group or by the Imagistics Group, the Pitney Bowes Group will not provide the Services until such consent or license consent can be obtained unless such consent has been sought and is reasonably expected to be approved. Costs relating to obtaining such consents or licenses shall be paid by the Imagistics Group.

                                   Article 8
                              ADDITIONAL AGREEMENTS

     Section 8.01. Confidential Information. (a) Imagistics and Pitney Bowes hereby covenant and agree to hold in trust and maintain confidential all

Confidential Information relating to the other party or any of such other party's Subsidiaries. Without limiting the generality of the foregoing, Confidential Information relating to a party or any of its Subsidiaries shall be disclosed only to those employees of the other party who need to know such information in connection with their ordinary course employment activities and in no event shall any such Confidential Information be disclosed to any other Person. "Confidential Information" shall mean all information, materials and processes relating to a party or any Subsidiary of such party obtained by the other party or any Subsidiary of such other party at any time (whether prior to or after the date hereof and whether in connection with this Agreement or otherwise) in any format whatsoever (whether orally, visually, in writing, electronically or in any other form) and shall include, but not be limited to, economic and business information or data, business plans, computer software and information relating to employees, vendors, customers, products, financial performance and projections, processes, strategies and systems but shall not include (i) information which becomes generally available other than by release in violation of the provisions of this Section 8.01, (ii) information which becomes available on a non-confidential basis to a party from a source other than the other party to this Agreement, provided the party in question reasonably believes that such source is not or was not bound to hold such information confidential and (iii) information acquired or developed independently by a party without violating this Section 8.01 or any other confidentiality agreement with the other party. Each party shall use commercially reasonable efforts to restrict access to the other party's Confidential Information to those employees of such party requiring access for the purpose of providing Services hereunder. Notwithstanding any provision of this Section 8.01 to the contrary, a party may disclose such portion of the Confidential Information relating to the other party to the extent, but only to the extent, the disclosing party reasonably believes that such disclosure is required under law or the rules of a securities exchange; provided that the disclosing party first notifies the other party hereto of such requirement and allows such party a reasonable opportunity to seek a protective order or other appropriate remedy to prevent such disclosure. The parties acknowledge that money damages would not be a sufficient remedy for any breach of the provisions of this Section 8.01 and that the non-breaching party shall be entitled to equitable relief in a court of law in the event of, or to prevent, a breach or threatened breach of this Section 8.01.

     (b) Notwithstanding the provisions of Section 8.01(a), upon a Change of Control, Imagistics shall, if requested by Pitney Bowes, (i)promptly (but in no event later than 30 days after the occurrence of such Change of Control) return to Pitney Bowes or destroy all Confidential Information in its possession (or that of any of its Subsidiaries) relating to Pitney Bowes or any of its Subsidiaries, (ii) no longer be permitted to use such Confidential Information in its business or operations (or the business or operations of any of its Subsidiaries) and (iii) promptly (but in no event later than 30 days after the occurrence of such Change of

Control) deliver a written certificate to Pitney Bowes executed by Imagistics' Chief Executive Officer expressly acknowledging the obligations set forth in clauses (i) and (ii) of this sentence and certifying that Imagistics has and shall continue to adhere to such requirements.

     Section 8.02. Security. Pitney Bowes shall provide physical and data security for the businesses or functions to which the Services relate at a level at least comparable to security provided to other comparable Pitney Bowes businesses or functions. Imagistics shall be responsible for all security issues at Imagistics facilities. Each party agrees to comply with the other party's systems security procedures and shall not circumvent such procedures. Each party retains the right to monitor and audit the other party's compliance with such systems and security procedures. If either party reasonably determines that personnel from the other party have attempted to circumvent its systems security procedures, that party may immediately terminate such personnel's access to its systems security procedures, that party may immediately terminate such personnel's access to it systems and shall immediately advise the other party of such incident and termination.

     Section 8.03. Service Level at Termination of Transition Period. At least 90 days prior to the termination of the Transition Period, Imagistics shall provide to Pitney Bowes a written notice of its plan for termination of each Service and for transition to a provider of each Service other than Pitney Bowes or any such third party that Pitney Bowes has caused to provide such Service (the "Transition Plan") for Pitney Bowes' review and comment. To the extent the Transition Plan indicates that any such Service provided by Pitney Bowes or caused to be provided by Pitney Bowes under this Agreement shall be provided by any other party at the termination of the Transition Period, Pitney Bowes shall use commercially reasonable efforts to assist in the transfer of all required data and otherwise facilitate the transfer of responsibility for such Service to such other party and to continue the provision of each Service during the transition to such party prior to the termination of the Transition Period or other termination of this Agreement. Following the termination of the Transition Period or upon any other termination of this Agreement, Pitney Bowes shall have no obligation to continue to provide any of the Services identified in the Agreement or otherwise agreed to by the parties prior to the termination of this Agreement.

                                    Article 9
                                  MISCELLANEOUS

     Section 9.01. Prior Agreements. In the event there is any conflict between the provisions of this Agreement, on the one hand, and provisions of prior services agreements among any Pitney Bowes Entity and any Imagistics Entity (the "Prior Agreements"), on the other hand, the provisions of this Agreement shall govern and such provisions in the Prior Agreements are deemed to be amended so as to conform with this Agreement.

     Section 9.02. Other Agreements. In the event there is any inconsistency between the provisions of this Agreement, on the one hand, and the provisions of the Distribution Agreement, on the other hand, the provisions of the Distribution Agreement shall govern.

     Section 9.03. No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or, except to the extent provided in Section 4.04, constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

     Section 9.04. Subcontractors. Pitney Bowes may hire or engage one or more subcontractors to perform all or any of its obligations under this Agreement; provided that, subject to Section 4.05, Pitney Bowes shall in all cases remain primarily responsible for all obligations undertaken by it in this Agreement with respect to the scope, quality and nature of the Services provided to Imagistics.

     Section 9.05. Force Majeure. (a) For purposes of this Section, "force majeure" means an event beyond the control of either party, which by its nature could not have been foreseen by such party, or, if it could have been foreseen, was unavoidable, and includes without limitation, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) and failure of energy sources.

     (b) Without limiting the generality of Section 4.05(a), neither party shall be under any liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of force majeure; provided that such party shall have exercised all due diligence to minimize to the greatest extent possible the effect of force majeure on its obligations hereunder.

     (c) Promptly on becoming aware of force majeure causing a delay in performance or preventing performance of any obligations imposed by this Agreement (and termination of such delay), the party affected shall give written notice to the other party giving details of the same, including particulars of the actual and, if applicable, estimated continuing effects of such force majeure on the obligations of the party whose performance is prevented or delayed. If such notice shall have been duly given, the actual delay resulting from such force majeure shall be deemed not to be a breach of this Agreement, and the period for performance of the obligation to which it relates shall be extended accordingly;

provided that if force majeure results in the performance of a party being delayed by more than 60 days, the other party shall have the right to terminate this Agreement with respect to any Service affected by such delay forthwith by written notice.

     Section 9.06. Entire Agreement. This Agreement (including the Schedules constituting a part of this Agreement) and any other writing signed by the parties that specifically references this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 9.07. Information. Subject to applicable law and privileges, each party hereto covenants and agrees to provide the other party with all information regarding itself and transactions under this Agreement that the other party reasonably believes are required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

     Section 9.08. Notices. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission, or mail, to the following addresses:

     (a)  If to Pitney Bowes to:

           Pitney Bowes Inc.
           1 Elmcroft Road
           Stamford, CT 06926-0700
           Telecopy: (203) 351-7691
           Attention: Amy C. Corn

           with a copy to:

           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, NY 10017
           Telecopy: (212) 450-4800
           Attention: Sarah J. Beshar

     (b)  If to Imagistics to:

           Imagistics International Inc.
           100 Oakview Drive
           Trumbull, CT 06611
           Telecopy: (203) 365-7497
           Attention: Joseph Skrzypczak
           with a copy to:

           Imagistics International Inc.
           100 Oakview Drive
           Trumbull, CT 06611
           Telecopy: (203) 365-2353
           Attention: Mark S. Flynn

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

     Section 9.09. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive internal laws of the State of New York.

     Section 9.10. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.11. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

     Section 9.12. Amendment. This Agreement may only be amended by a written agreement executed by both parties hereto.

     Section 9.13. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

                                             PITNEY BOWES INC.
                                             By: /s/ Bruce Nolop
                                                --------------------------------
                                                Name: Bruce Nolop
                                                Title: Exec. Vice President &
                                                       Chief Financial Officer

                                             IMAGISTICS INTERNATIONAL INC.
                                             By: /s/ Joseph D. Skrzypczak
                                                --------------------------------
                                                Name: Joseph D. Skrzypczak
                                                Title: Chief Financial Officer

                                                                      Schedule 1


                 PBI / Imagistics Transition Services Agreement

               Schedule 1 -- Summary of Non-IT Service Agreements

                                                                        Schedule

Service Parts Logistics                                                     1A

Real Estate Transaction Services                                            1B

Accounting

     Sales, Use and Property Tax                                            1C-1
     Payroll, Travel Reimbursement, Accounts Payable                        1C-2
     General Ledger                                                         1C-3
     Fixed Assets                                                           1C-4
     Inventory Accounting                                                   1C-5
     Accounts Receivable                                                    1C-6

Benefits Administration                                                     1D

Supplies Line Order Entry System                                            1E

Customer Care Call Dispatch                                                 1F

Safety and Environmental                                                    1G

Field Service Systems Support                                               1H

Non-Focus Field Service                                                     1J

Telecom Costs in Shared Locations                                           1K

Mailroom Services                                                           1L

Import and Customs Compliance                                               1M

Document Services Group Services                                            1N


                                Schedule 1-Page 1

                 PBI / Imagistics Transition Services Agreement

                     Schedule 1A -- Service Parts Logistics

General

PBI will furnish Imagistics with logistics support for its U.S. service parts. This service will cover warehousing and outbound logistics for service parts. Finished goods logistics are excluded from this agreement.

Duration

The period commencing at the Distribution Date and concluding December 31, 2002.

Cost

$211,000 per month (excluding carrier costs).

Costs for outbound carrier services and repackaging of parts will be billed to Imagistics by PBI based on the percentage of parts that are shipped on a monthly basis. This charge will be an allocation of total outbound freight costs, based on Imagistics monthly line-item volumes as a percentage of total line-items shipped.

At the termination of the agreement, Imagistics will pay for all expenses related to the pick/pack and transport of parts to a new facility. This charge will be based on actual costs and overheads incurred.

Imagistics volume levels are assumed to be equal to levels supported in 2000. Should Imagistics annual parts volumes (defined by SKUs) or space usage vary from 2000 levels by more than 10%, a revised charge will be calculated by PBI and will not be unreasonably refused by Imagistics.

Included Services

PBI will provide logistics for service parts:

     o    Receipt and repackaging of parts from vendors.

     o    Storage of parts in warehouse.

     o    Pick/pack of parts for field service.

     o    Load shipments onto outbound carriers.

In addition, PBI will provide the following services:

Negotiate terms with outbound carriers.

Support IT systems related to parts logistics (PARTS system, Inventory Control Integration ICI system).


                               Schedule 1A-Page 1

Provide access to Imagistics to the ICI system to allow them to analyze and manage inventory levels).

Insure inventory from physical loss.

Provide inventory controls.

Conduct track and trace on lost/late outbound shipments. Reship if necessary.

Excluded Services

Procurement and payment for all parts is the sole responsibility of Imagistics.

Parts inventory will be owned by Imagistics.

Ongoing support of ACESS system is covered by Field Service agreement Schedule
1H.

Any liability for damages to parts shipments or for third party claims of damages as a result of parts shipments to Imagistics will be the sole responsibility of Imagistics unless caused by willful misconduct by PBI.


                               Schedule 1A-Page 2

                 PBI - Imagistics Transition Services Agreement

                 Schedule 1B -- Real Estate Transaction Services

General

PBI Corporate Real Estate (CRE) will furnish Real Estate Transaction Services to Imagistics for delivery of real estate projects that are commenced prior to the Distribution Date and deliverable prior to December 31, 2001 on an as needed basis. Imagistics will be responsible for all Imagistics real-estate projects that commence after the Distribution Date or that are deliverable after December 31, 2001. As soon as practical, PBI will transfer responsibility for delivery of all Imagistics projects deliverable after December 31, 2001 to Imagistics.

Real Estate Transaction Services are specifically related to facility acquisition and project management support for Imagistics operations in PBI locations with expiring leases. The services are based on current practices and standards employed by the Corporate Real Estate Department (CRE) to fulfill MSD/Imagistics district requirements. The procedure includes coordination with Imagistics management as well as outside vendors. Imagistics represents that it accepts the current process and costs for all outside services currently engaged in project delivery as reflected in Exhibit B to this Schedule 1B.

The existing process between CRE and TechCentral IT will be used to provide the resources needed for design, acquisition or installation of telephone or data infrastructure or services. The costs of these services will be identified and budgeted in the scope of the project and paid for by Imagistics. Imagistics IT will oversee these resources and provide input as required to ensure services and timeliness to meet project objectives.

Transaction Services do not include ongoing property management and lease administration services. These services for locations where Imagistics is a subtenant in PBI leaseholds, are detailed in the appropriate Sublease Agreements. Lease Administration and Property Management for locations where Imagistics is the Primary Tenant on the lease will be the responsibility of Imagistics.

Duration

Beginning on the Distribution Date and ending no later than December 31, 2001.


                               Schedule 1B-Page 1

Cost

At the Distribution Date, PBI will furnish estimates of hours required to complete all projects that have commenced prior to the Distribution Date. Due to the large number of variables, interdependencies and uncontrollables, estimates for a project timeframe will not be considered guarantees. Projects will be billed for actual time spent by the CRE department. As a frame of reference, a typical project from inception to delivery requires 170 hours of CRE oversight over a 9 month period.

PBI will invoice Imagistics for all actual labor (at a rate of $100 per hour) and reimbursables including travel expenses, supplies, copying plans and other materials used in the course of the business (at cost). Out-sourced services including project management/implementation, lease negotiation, legal due diligence, architectural services, environmental and security reviews will be requisitioned and approved by PBI CRE and paid directly by Imagistics within 10 days of receiving an approved invoice.

Specific Services

     o PBI CRE will appoint a project manager who will be responsible for coordinating the provision of services to Imagistics. In general, with the participation of Imagistics personnel and outside vendors, PBI will coordinate the following services. These services and their accountabilities are more specifically detailed on Exhibit A (attached).

     o Identify property requirements (i.e. Size, location, attributes based on operating requirements and based on standard PBI guidelines.

     o Engage outside vendors to perform various activities including brokerage services, architectural, project implementation, lease negotiation.

     o    Coordinate and oversee vendor performance.

     o Identify financial parameters based on market conditions and develop and circulate a standard CRE CIP for approval by Imagistics management.

     o Negotiate business terms to obtain leaseholds for those properties on behalf of Imagistics.

     o Oversee lease language negotiation by outside counsel. o Initiate environmental and security reviews.

     o    Oversee and coordinate construction and move process.

          o    Design projects based on current PBI construction standards

          o Review/approve Construction Documents (CDs). Approval of CDs is not a professional approval of design.

          o    Oversee landlord's implementation of construction.


                               Schedule 1B-Page 2

          o    Identify furniture inventory and order furniture requirements.

          o Advise TechCentral identified resources of necessary timeframes for coordination of tele/data installations. The identified TechCentral resources and Imagistics IT will be responsible for tele/data equipment and service installation.

     o Issue RFPs and contracts for support services.

     o Oversee vendor/landlord inspection and close-out of vacated properties.

PBI CRE will not be responsible for costs associated with Imagistics failure to act or make decisions in a timely fashion.

PBI will manage project expenses within the proposed financial guidelines presented to Imagistics based on market conditions (i.e. Capital Investment Proposals (CIP)) which will be based on current PBI Real Estate practices. PBI will approve invoices for payment of all vendors during the transition services period. The payment will be made by Imagistics within 30 days of receipt of an approved invoice. PBI CRE will review over-runs of projects with Imagistics management (defined as the person who signed-off the project CIP). CRE will not be responsible for project over runs due to failure of Imagistics to approve or make timely decisions, force majeure or other delays not reasonably within control of PBI.

Upon the earlier of substantial completion of a project in accordance with generally accepted construction practices of the project locale or occupancy by Imagistics personnel - Imagistics will become accountable for all requirements of the property including lease administration and property management.

Additional project management and training support may be provided if both parties agree to specific terms.


                               Schedule 1B-Page 3

      CRE -- IMAGISTICS REAL ESTATE PROJECT PROCESS Sched. 1B -- Exhibit A

PROJECT CONTACTS:

o    Imagistics Facilities:

     o    Imagistics Districts (Commercial Sales & Service and National Sales).

     o    Business Products Centers ("BPC")

o    Imagistics Home Office Contacts:

     o    Imagistics District: Georgia Ludovico, 365-2371 fax 365-6193 Mail
          Loc: 17-20

     o Imagistics BPC: George Clark (ph PBI external 365) 430-7061 fax 203-396-5641 Mail Loc: 17-23

     o Imagistics IT - Voice and Data Requirements - Gary Geiger (ph PBI external 365) 430-7036

o    PBI CRE Contacts

     o    CRE West Wendi Gruskin 351-7296

     o    CRE East Jessica Bray - 351-6286

     IMPLEMENTATION DESCRIPTION:

I.   PROJECT KICKOFF:

o    Identify Space Alternatives:

          o Consolidation & Relocation of Operations o Relocation of District Office

          o Separation from PBI (demise in same facility or separate locations)

          o    Lease Renewal (maybe w/ a consolidation of another group)

          o    New space requirement (New District Office or BPC).

o    Calculate Facility Requirement

          o    Incorporate Personnel ("PSN") into standard PSN spreadsheet

          o Circulate Completed PSN spreadsheet to Imagistics Home Office Contacts for approval

          o Once facility requirement is established, compare to existing facility (to determine if existing space meets current requirements).

o    Request Telecomm Budget From TechCentral Resources

          o    Forward approved Personnel Spreadsheet to TechCentral Resources.


                          Schedule 1B-Exhibit A-Page 1

     o CRE to provide TechCentral Resources with projected move in date, local Imagistics contacts and a description of all options that will be explored (Consolidation & Relocation of Imagistics, Lease Renewal (maybe w/ a consolidation and/or demise existing space) and/or New space requirement).

     o TechCentral Resources to review all phone/data requirements with local Imagistics contacts.

     o TechCentral Resources to provide CRE with tele/data budget for all facility options.

     o Imagistics IT will review, approve and manage provided budgets and equipment requirements.

o    Contact Local Imagistics Service Management to discuss:

     o    Approved Personnel

     o    Service Requirements

     o Preferred Geographic Areas (request 1st 2nd & 3rd choice and a Map based on growth areas and current customer base).

     o    Condition and Functionality of Existing space and improvements needed.

o Contact Local Imagistics Sales Management (Commercial and National Sales Manager's) to review:

     o    Requirements provided by Service Management.

o Contact Local Imagistics Commercial and National Region Management (Commercial Region Service and Sales VP and National Region VP to review:

     o    Requirements provided by their respective Local Imagistics Management.

II.  MARKET SURVEY

o    Provide Cushman & Wakefield with the following information:

     o Preferred Geographic Area (request 1st 2nd & 3rd choice and a Map showing areas with instruction to educate as to the entire market).

     o Space requirement and Type of facility (flex, warehouse, and retail)

     o    Lease expiration date and Target move in date.

     o Existing facility info (address, Local Imagistics Management, and, if exploring lease renewal, provide copy of lease, landlord contact, renewal terms, rental rate, and desired improvements).


                          Schedule 1B-Exhibit A-Page 2

III. SITE TOUR

o Preparation:

     o    Review market survey provided by local C&W broker.

     o Select 5-10 properties (if available) that meet requirement and desired rental rates.

     o Schedule site tour. Advise Local Imagistics Management of date and time of tour

     o One-week prior, confirm the local Imagistics Management attendees and fax tour itinerary.

     o    Mail Copy of CRE Procedures Guide to local Imagistics Management.

     o Request local Broker to prepare books (must include map, market scope, property profile) and to have enough on hand for all attendees.

IV.  SITE SELECTION

o    Develop Short List and proceed as follows:

     o Local Broker to send out PBI standard RFP and Environmental Questionnaire to prospective landlords.

     o    Review all RFP's and Counter

     o Review Counter proposals and select 2 to 3 properties (if available) and counter again (include PBI standard lease document).

     o Request Landlords to provide proposed layout (Provide them with program requirement (Personnel spreadsheet) and sample space plan of a similar space requirement.).

     o Upon receipt of 2nd round of counters, C&W to run comparison analysis.

     o    Select 1st and 2nd choice properties.

VI.  SITE APPROVAL

o    PBI Due Diligence:

     o    Environmental Assessment

     o    Corporate Security- CAP Index Report


V.   SITE DEVELOPMENT

o    Financial Approval

     o    CRE PM to Prepare CIP for new facility lease or lease renewal.

     o CIP to identify: Total Estimated Facility Expense (Lease, Opex, Cam, Utilities, janitorial and moving costs) and Total Estimated Capital request (LHI, Furniture and Phone and Data)


                          Schedule 1B-Exhibit A-Page 3

     o Attach to CIP; the approved Personnel spreadsheet, Telecomm budget and site comparison analysis.

     o    Forward CIP to respective Imagistics Home Office Management for
          Approval.

o    Space Plan

     o CRE PM to forward landlord's proposed layout or As-Built (request plan on CAD) to PBI Architect for review and incorporation of PBI standards.

o    Approval of Space Plan

     o CRE PM to forward proposed space plan (once all of CRE PM's comments have been incorporated) to:

     o Local Imagistics Management and Region Management for review/approval and/or comments. If reasonable modifications are requested, incorporate and forward modified plan to local Imagistics management and Region Management for approval.

     o CRE PM to provide TCC PM with Proposed TI language, Landlord's work letter and Base Building Info.

     o TCC PM visits proposed site for pre-design review and existing facility.

     o Also if CRE PM has not seen the proposed facility, TCC PM to inspect the HVAC units (if applicable) and take pictures of the interior space (ceiling tile, lights, doors, restrooms, etc).

o    Telephone/Data Services

     o CRE or TCC PM to Provide TechCentral Resources (ASAP) with the following info:

     o New facility address, landlord contact, a name and phone number of a tenant in the proposed building, any revised Personnel, proposed space plan, confirm target completion date.

     o Confirm with TechCentral Resources that local Imagistics management requirements were discussed. Confirm with TechCentral Resources installation date for new or existing phone switch and data lines.

o    Development of Base Plans and Construction Documents

     o Depending upon agreement with landlord, either PBI Architect will prepare a full set of base plans (Demolition, construction, tele/elect/, reflected ceiling, and finish schedule) and forward to landlord's architect for preparation of CD's (review for code compliance, and M.E.P's) or Landlord's architect will prepare all drawings.


                          Schedule 1B-Exhibit A-Page 4

o    Lease

     o    Prepare Lease Objective Sheet

     o Forward Proposed Lease Document or Lease Amendment (whether it be PBI standard lease that LL has marked up or Landlord's standard lease document), Lease Objective Sheet and Accepted RFP to PBI outside counsel.

o    Furniture

     o Request furniture inventory. Forward proposed layout (if completed) to furniture vendor, Name and Phone number of local Imagistics management.

VI.  PRE-CONSTRUCTION THROUGH MOVE IN

o    Trammell Crow Scope of Services

o    TCC shall:

     o Coordinate with Imagistics IT for procurement and installation of Telecomm and Data requirements.

     o    Coordinate order and installation of Telecom/Data Cabling

     o Coordinate specification and procurement for new furniture (work with PBI vendors.

     o    Furniture Vendor to provide TCC with the furniture inventory.

     o    Coordinate the development of Construction Documents

     o    Obtain a minimum of Three Bids for all work.

     o    Secure issuance of Building Permit (may be via Contractor or Landlord)

     o    Manage Construction Process

     o    Coordinate installation of Furniture

     o    Obtain final Certificate of Occupancy

     o Administer move process (includes completion and distribution of PBI standard relocation schedule to local Imagistics Contacts).

     o    Develop, issue and manage completion of final Punch List.


                          Schedule 1B-Exhibit A-Page 5

o    Project Management Activity Responsibilities

--------------------------------------------------------------------------------------------
Activity                                                      Responsible Parties
--------------------------------------------------------------------------------------------
                                                        Imagistics      CRE     Vendor
                                                        ------------------------------------
Project Request and Assignment                          x

Identify strategy/ Define geographic area               x

Provide CRE personnel information in standard           x
spreadsheet format (attached)

Propose alternatives                                    x               x

Dimension Size requirement based on approved                            x
standards (attached)

Approve Size and Geographic search area                 x

Determine Telecomm/data requirements and provide        x                       TCC PM
budget                                                                          TechCentral
                                                                                Data
                                                                                Resource

Obtain market data, develop short list and coordinate   x               x       RE broker
schedule for market tour

Tour short list of sites                                x                       x

Analyze RFP's, Counter proposals, propose property                      x

Prepare and circulate facility CIP for approval                         x

Review and approve facility CIP                         x

Finalize site selection                                 x

Request Environmental and Security review of property                   x

Conduct Environmental assessment                                                PBI Corporate
                                                                                Safety

Conduct Security review                                                         Security Firm

Negotiate and finalize lease document                                   x       RE Atty

Execute Lease Agreement                                 x

Request and analyze furniture inventory. Develop                        x       Furniture
furniture installation drawing.  Order components                               Distributor --
needed to complete new configurations or to replace                             Inventory/ design
damaged furniture.

Develop space plan                                      x               x       Architect

Approve final space plan                                x

Develop construction documents                                          x       Architect

Manage construction process                                             x       TCCS

Manage installation of voice and data                   x                       TCCS

Manage installation of new furniture and the tear                       x       Furniture
down and rebuild or move of existing furniture                                  Distributor &
                                                                                TCCS

Schedule and Coordinate move into new facility          x               x       Move vendor &
                                                                                TCCS


                          Schedule 1B-Exhibit A-Page 6

                 PBI / Imagistics Transition Services Agreement

       Schedule 1C-1 -- Accounting Services -- Sales, Use and Property Tax

General

PBI will provide Imagistics with transitional accounting services to cover tax compliance, research and tax-audit planning for sales, use and property taxes.

Duration

Distribution Date to December 31, 2001 (general support excluding maintenance of tables) Distribution Date to December 31, 2002 (maintenance of all tax tables)

Cost

$11,250 per month until December 31, 2001.
$1,000 per month from January 1, 2002 until December 31, 2002.

Included Services

o    Maintenance of tax tables includes:

     o    Maintain Spitab tables.

     o    Maintain use-tax tables.

     o Maintain property tax depreciation tables for tangible personal tax. o Maintain PTMS (fixed asset) tax tables.

o    General Support includes:

     o Train Imagistics tax group to maintain the PTMS table post-transition period.

     o    Support Imagistics tax group as consultant to help build competence.

     o Support tax compliance efforts (business licences, sales and use returns, property tax returns).

     o    Provide tax data and backup documents to Imagistics upon request.

     o Provide Imagistics with three offices/cubicles equipped with online desktop computers and printer, in or near the PBI tax department.

     o Advise Imagistics of any sales, use or property tax audit issues which result or may result in additional tax (or refund) or written advice by taxing authority on suggested or required corrective measures. These issues could include audit adjustments that affected the facsimile and/or copier component of PBI compliance, or adjustments or issues that could affect prospective or post-distribution Imagistics compliance or audits.


                              Schedule 1C-1-Page 1

Excluded Services

o PBI will not conduct any tax research on behalf of Imagistics after August 1, 2001.

Conditions

o    Imagistics will sign all tax returns submitted by Imagistics.

o Imagistics will indemnify PBI for all returns completed by PBI on the behalf of Imagistics, consistent with the appropriate terms in the tax separation agreement.


                              Schedule 1C-1-Page 2

                 PBI / Imagistics Transition Services Agreement

     Schedule 1C-2 -- Accounting Services -- Payroll, Travel Reimbursement,
                                Accounts Payable

General

PBI will provide Imagistics with transitional accounting services to cover payroll, accounts payable and travel reimbursement.

Duration

Distribution Date to December 31, 2001 (Payroll and Travel Reimbursement). Distribution Date to December 31, 2002 (Accounts Payable)

Cost

Monthly charges will be as follows:

Payroll                                      $34,870
Travel Reimbursement                           4,855
Accounts Payable                              22,650
                                             --------
Total                                        $62,375
                                             ========

Included Services
Payroll services include:

o Set-up of new employees in Payroll system, assuming ordinary changes to payrolls. Extraordinary numbers of new employees brought on by acquisitions or business practice changes may incur higher fees.

o    Processing regular payroll and overtime payments.

o    Payroll tax deposits, returns, payments and W-2 processing.

o Account reconciliations for all payroll accounts (FICA, unemployment insurance, federal/state and local with-holding, other appropriate deductions, and payroll).

Travel Reimbursement services include:

o Processing approved Travel Reimbursement Payments and adjustments, consistent with existing PBI suppliers and practices.

o    Assigning travel expenses to appropriate GL account.

o Does not include approval of expenses which will be conducted by Imagistics.

Accounts Payable services include:

o    Provide system space for Imagistics Accounts Payable on SAP system.

o    Schedule systems runs.


                              Schedule 1C-2-Page 1

o    Maintain SAP and vendor file.

o    Control systems security.

o    Provide training for Imagistics staff to process reports etc in SAP system.

o Does not include processing, matching and paying bills (done by Imagistics staff).


                              Schedule 1C-2-Page 2

                 PBI / Imagistics Transition Services Agreement

             Schedule 1C-3 -- Accounting Services -- General Ledger

General

Imagistics will continue to use the general ledger system within PBI's SAP environment during the transition period. Maintenance of the system will be provided by PBI, while most accounting activities related to the general ledger will be conducted by Imagistics.

Imagistics accounting system structure will be maintained at a level consistent with the period preceding the spin-off. Any changes to this structure will be made at the sole discretion of PBI.

Duration

Distribution Date to December 31, 2002

Cost

$34,500 per month.

Included Services

o Maintenance of the SAP system (including Chart of Accounts, cost center structure, product hierarchy, Accrual reversal, open and close posting periods).

o    Maintenance of access security to SAP.

o    Reconciliation of feeder systems to general ledger.

o    Reconciliation of shared accounts to general ledger.

o    Prepare the feeder closing schedule for Danbury Data Center.

o    Facilitate closing entries based on requests from Imagistics.

o    Training of Imagistics staff to utilize general ledger within SAP.

Metrics/Service Levels

PBI will ensure that closing schedules for Imagistics books will conform to a monthly closing schedule that will be provided to Imagistics management, consistent with the pre-spin-off practice. It is expected that Imagistics' monthly close of feeder systems will conform closely with that of PBI (timing is dictated by the timing of the run of PBI and Imagistics unique feeder systems).


                              Schedule 1C-3-Page 1

                 PBI / Imagistics Transition Services Agreement

              Schedule 1C-4 -- Accounting Services -- Fixed Assets

General

Imagistics will continue to use the fixed asset ledger within PBI's SAP system during the transition period.

Duration

Distribution Date to December 31, 2002

Cost

$2,000 per month.

Included Services

o    Set-up of fixed assets into SAP system.

o    Ongoing maintenance of the account structure.

o    Process write-offs and accounting entries upon request of Imagistics.

o    Provide ad-hoc reporting as required by Imagistics.

o    Training of Imagistics staff to utilize fixed asset ledger within SAP.


                              Schedule 1C-4-Page 1

                 PBI / Imagistics Transition Services Agreement

          Schedule 1C-5 -- Accounting Services -- Inventory Accounting

General

Imagistics will continue to use the inventory accounting system within PBI's financial system during the transition period.

Duration

Distribution Date to December 31, 2002

Cost

$20,400 per month.

Included Services

o Maintenance of the CIS Inventory system (includes all product code hierarchy, depreciation rates, etc.)

o Reconciliation of feeder systems to general ledger (demos, finished goods, rental assets).

o Ensure output from inventory system is accurately reflected within G/L and Income Statement.

o Calculation of Purchase Material Variances on facsimile equipment and parts.

o    Ensure reconciliations are accurate and current for shared accounts.


                              Schedule 1C-5-Page 1

                 PBI / Imagistics Transition Services Agreement

           Schedule 1C-6 -- Accounting Services -- Accounts Receivable

General

Imagistics will continue to use the Mechanical Accounts Receivable System during the transition period. Maintenance of the system will be provided by PBI.

PBI will support reconciliation of Accounts Receivable to the General Ledger, and will work in conjunction with Imagistics to ensure that cash application through the separate lock-boxes is correct.

PBI will continue to issue over-due statements to Imagistics customers with outstanding invoices greater than 40 days.

There will be no cross-divisional (i.e. Inter-company) file corrections within the Accounts Receivable system. Imagistics will make no changes to the A/R system beyond normal customer maintenance functions defined below.

Duration

Distribution Date to December 31, 2002 (A/R systems usage and maintenance) Distribution Date to January 31, 2002 (Reconciliation and accounting support)

Cost

Monthly charges are as follows:

Salaries                                     $   590
A/R System Maintenance                         5,700
Forms and Envelopes                            1,840
Postage                                        8,300
                                             --------
Total                                        $16,430

Commencing January 1, 2002, monthly charge will be reduced by $590 (all salary charges related to reconciliations and accounting support will cease).

Included Services

PBI will:

o    Maintain Spitab tables (A/R aging, Bad debts, Statements/Commissions).

o    Tie-out daily Trial Balance to Mechanical Invoice Load (until 1/31/02).

o    Tie-out and reconciliation monthly (until 1/31/02):

     o    Cashbook (JV#004)


                              Schedule 1C-6-Page 1

     o    Refunds and Manual A/R Feeder (JV#99)

     o    A/R to General Ledger

o Analyze, in conjunction with Imagistics, misapplied cash through lockbox process:

     o Determine if any cash received through PBI lockbox is for payment of Imagistics invoices.

     o    Remove from PBI G/L and A/R systems any misapplied cash.

     o Wire any misapplied Imagistics cash to Imagistics on a timely basis, to be determined jointly by both parties.

o    Train Imagistics staff on Reconciliation procedures on G/L.

o    Set-up & maintain Imagistics employees for A/R Security.

o    Provide to Imagistics usage of the A/R system, including:

     o On-line functionality of A/R System (entries made by Imagistics staff):

          o    Write-Off.

          o    File Correction.

          o    Refund.

     o    Use of all existing A/R screens:

          o    CMS.

          o    Payment history/Fiche information.

     o    Reporting (access to Imagistics staff to generate following reports):

          o    A/R Aging Report.

          o    Bad Debt Reporting.

          o    Refund Reporting.

o Issue weekly overdue statements to Imagistics customers with invoices outstanding more than 40 days (including cost of statement, envelope and postage).

Imagistics Services provided to PBI

o    Analyze, in conjunction with PBI, misapplied cash through lockbox process:

     o Determine if any cash received through Imagistics lockbox is for payment of PBI invoices.

     o    Remove from Imagistics G/L and A/R systems any misapplied PBI cash.

     o Wire any misapplied PBI cash to PBI on a timely basis, to be determined jointly by both parties.

Excluded Services

o All Imagistics Fax Accounts Receivable Processes (not presently conducted by PBI).

o    Management of Imagistics lockboxes.


                              Schedule 1C-6-Page 2

o Cash application of cash received through Imagistics lockboxes (conducted by Imagistics A/R staff).

o All A/R functions related Imagistics customers (conducted by Imagistics A/R staff) including:

     o    Write-Off.

     o    File Correction.

     o    Refund.

o All daily/monthly reconciliations of Imagistics A/R will be assumed by Imagistics after 1/31/02.


                              Schedule 1C-6-Page 3

                 PBI / Imagistics Transition Services Agreement

                     Schedule 1D -- Benefits Administration

General

PBI agrees to provide certain administrative services related to employee benefits to be offered by PBI to Imagistics employees as set forth below.

Duration

o Except for specific items that are noted in Section 5 below, all benefits administration support will terminate on December 31, 2001.

Cost

o    $74,100 per month (from Distribution Date through December 31, 2001)

o PBI and Imagistics agree to negotiate jointly with 3rd party vendors with respect to costs incurred related to pension transition service credit to be provided by such vendors on behalf of Imagistics employees where the services pertain to employee benefits provided by Pitney Bowes. Imagistics agrees to pay the fees of such vendors directly to the vendors without involvement of Pitney Bowes.

Included Services

1.   General Benefits Administration

o    Health Care, Dependent Care claims and administration of flex benefits.

o Processing of retirees from Imagistics transferred from Pitney Bowes, including pension and retiree medical benefits.

2.   Administration of Disability Programs

o Services to be provided are comparable to historical service provided to Imagistics employees.

3.   Benefits Customer Service Center

o Services to be provided are comparable to historical service provided to Imagistics employees.

4.   PBI Systems Access

o    Access to PARS, DSS, Benesoft, MDA.

5.   2002 and Beyond

o    Benefits Call Center 8:00 - 6:00 PM - (ends 3/31/02)

o    Dependant Care/Healthcare account claims processing - (ends 3/31/02)


                               Schedule 1D-Page 1

o    Disability - run-out of all open claims as of 12/31/01 (ends 6/15/02)

o Processing of retirees from Imagistics transferred from Pitney Bowes, including pension and retiree medical benefits.

Imagistics Responsibilities

o Imagistics agrees to provide Towers Perrin or other provider designated by Pitney Bowes with data monthly that tracks employee pay and employment duration for Imagistics employees. Data must be provided in a format that is compatible with Pitney Bowes' pension benefits software.


                               Schedule 1D-Page 2

                 PBI / Imagistics Transition Services Agreement

                 Schedule 1E -- Supplies Line Order Entry System

General

Imagistics will continue to use the PBI Telemarketing order entry system for the Supplies Line for all Copier orders. Fax orders will not use the PBI Telemarketing order entry system.

The order entry system described in this agreement includes the order entry system, the customer database, pricing database, product master, credit card, shipping database and invoicing which are also key support for the overall Telemarketing system.

Duration

Distribution Date to December 31, 2002

Cost

Normal maintenance of the system, including updates for changes in products and or pricing, will be provided through the same arrangement as existed pre-Spinoff.

Postage, envelopes, letter stock and other soft-costs (such as credit card fees and other chargebacks) will be charged back to Imagistics at actual cost incurred.

Approved Imagistics-requested system changes and testing will charged at a rate of $150 per hour.

Included Services

Maintenance of the Order Entry System, including Cost of Sales and Billing.

Daily feed of order information to invoicing system and revenue tie-outs.

Feed to general ledger and all required reconciliations.

Limited systems changes will be provided at rates shown above. All systems changes must be approved in advance by PBI, and tested by PBI prior to implementation.

Fax supply line orders will not use the PBI Order entry system except when customers use purchase power account to pay for purchase.


                               Schedule 1E-Page 1

Imagistics will make no changes to the PBI supply line order entry system, except the daily maintenance of the Imagistics-related portions of the following modules, which are sole responsibility of Imagistics:

     o    Products

     o    Contracts

     o    Cost of Sales/Accounting

     o    Product Routing

     o    Pricing

Note that each of the above modules are maintained by Imagistics in the period prior to the spin-off.


                               Schedule 1E-Page 2

                 PBI / Imagistics Transition Services Agreement

                          Schedule 1F -- Customer Care

General

The PBI Customer Care Group will support Imagistics by providing incoming service call receipt and service call dispatch. This service includes use of both human and electronic (Integrated Voice Response, or IVR) call receipt.

Duration

This agreement will terminated concurrently with the termination of the Field Service agreement.

If a long-term arm's length Field Service agreement is negotiated, this Customer Care agreement will be deemed to be cancelled concurrently with the termination of the transitional services agreement for Field Service, and a subsequent agreement covering the services provided by the Customer Care Group would need to be agreed to by both parties.

Cost

$158,100 per month based on an annual non-IVR call volume of 900,000 to 1,000,000 Imagistics calls per year.

On or around August 1, 2002, an annual reconciliation of non-IVR calls will be completed by the Customer Care Group. All billing adjustments as a result of this reconciliation will be made in the next monthly bill following the reconciliation. The reconciliation will be based on the following methodology:

Annual Call Range                  (Credit)/Charge to Imagistics
-----------------                  -----------------------------
Below 840,000                      $(50,000) for every 30,000 calls under 900K
840,000-869,999                    $(100,000)
870,000-899,999                    $(50,000)
900,000 - 1,000,000                No adjustment
1,000,001 - 1,030,000              $50,000
1,030,001 - 1,060,000              $100,000
Above 1,060,000                    $50,000 for every 30,000 calls over 1 million

Subsequent reconciliations will be undertaken annually. If this agreement is cancelled or expires in the middle of a year, a reconciliation will be completed at time of cancellation based on monthly call volumes, using an equal monthly pro-ration of the annual call volume target range of 900,000 to 1,000,000 calls. Likewise, any incremental charges or credits will be pro-rated in equal monthly


                               Schedule 1F-Page 1
amounts based on the above ranges. For example, if this agreement were cancelled after 5 months (or 5 months after the last reconciliation period), a target range of 5/12s of the above Call Ranges and Charges would apply. Any adjustments will be made in a separate bill following the reconciliation.

Included Services

Access to both customer service representatives and the integrated voice response system (IVR) to accept inbound telephone calls requesting service calls or service call information related to Imagistics products.

The representative will assess the nature of inbound calls and route calls to field service representatives via the ACESS system.

Monthly reporting of call volumes will be provided to Imagistics at comparable levels as existed prior to spin-off.

Only service-related calls are handled by the Customer Care group. All billing issues are routed to Imagistics agents in Denver.

Upon receipt of completed call information, the agent will assess whether the call is billable or covered by a service contract. The agent will then code the order appropriately in the system.

PBI will provide disaster recovery services for the Melbourne fax diagnostic center only. Disaster Recovery service will allow customer telephone calls to be routed to PBI call centers. PBI agents will provide limited service to such customers at best-efforts level, following previously agreed upon plans. If additional expenses are incurred by PBI in support of this service, they will be charged to Imagistics.

Excluded Services

Service does not include the provision disaster recovery service for Imagistics call centers except as noted above.


                               Schedule 1F-Page 2

                 PBI / Imagistics Transition Services Agreement

                     Schedule 1G -- Safety and Environmental

General

PBI will furnish Imagistics with Safety and Environmental consulting support during the transition period. These services cover the regulatory mandated programs of EPA, OSHA, DOT and other employee safety, health, property protection, energy management and environmental compliance initiatives.

PBI will accept no liability for any claims or damages related to any services provided herein. Imagistics will save harmless PBI from any claims or damages related to Safety or Environmental concerns.

Duration

The period commencing at the Distribution Date and concluding December 31, 2001.

Cost

$12,000 per month. This fee will cover reasonable personnel and travel expenses related to on-going business requirements.

If extra-ordinary expenses are required due to unusual business situations, PBI will advise Imagistics of the expected cost of services and Imagistics will not unreasonably reject payment of those expenses.

Included Services

Service will include the provision of consulting and training support related to the following areas:

     o    Industrial Hygiene Programs

     o    Environmental Compliance Audits

     o    Environmental Compliance Support

     o    Asset Recovery Operations

     o    Supply Chain Environmental Management (SCEM)

     o    Environmental Training

     o    Packaging Compliance

     o    Marketing Support

     o    Sales Support

     o    Property Assessments (EHS Focus)

     o    Environmental Metrics


                               Schedule 1G-Page 1

     o    Energy Management Services

     o    Vendor Audits

     o    Chemical Safety

     o    Safety Consulting

     o    Property Protection

     o    Air Permit Administration

     o    OSHA Record-keeping

     o    BLS Record-keeping/Reporting

     o    Field Safety Program

     o    Safety and Health Audits

     o    MSDS Program

     o    Office Ergonomics Program

     o    Contractor Safety/Customer Support

     o    Motor Vehicle Safety Program

     o    Asbestos Management


Limits of Liability

PBI will accept no liability for any claims or damages related to any services provided herein. Imagistics will save harmless PBI from any claims or damages related to Safety or Environmental concerns.


                               Schedule 1G-Page 2

                 PBI / Imagistics Transition Services Agreement

                  Schedule 1H -- Field Service Systems Support

General

PBI will furnish Imagistics with systems support related to call dispatch, parts order, customer billing and service history for all US regions through the ACESS system.

Duration

The period commencing at the Distribution Date and concluding December 31, 2002.

Cost

Support of the ACESS system and handhelds will be charged at a monthly rate of $208,000 ($2.5 Mil annually).

At the termination of this agreement, all costs associated with migrating data to a new system will be borne by Imagistics.

Included Services

For all Imagistics business, PBI will provide the following services:

     o    Ongoing support of the ACESS system.

     o    Access to the ACESS system by Imagistics staff.

     o    Daily batch feeds from ACESS to Imagistics billing system.

     o Update and maintenance of hardware and software required for wireless communication system (including handheld devices and AIM system).

     o    Logistics for repair and redistribution of wireless devices.

                               Schedule 1H-Page 1

                 PBI / Imagistics Transition Services Agreement

                   Schedule 1J -- Non-Focus Area Field Service

General

PBI will furnish Imagistics with maintenance service to Imagistics products in areas that were serviced on June 1, 2001 by global mailing systems representatives (the "Non-Focus Areas").

Duration

The period commencing at the Distribution Date and concluding December 31, 2002.

This agreement can be cancelled with 90 days written notice by either party.

This agreement may be renewed annually for a one-year period if specific terms including cost can be agreed between both parties.

Cost

$492,000 per month based on a target service population of 6,200 copiers and 13,000 faxes. Volumes will be re-evaluated quarterly. A machine is included in the service volume if it is a rental or has a valid EMA or has had service work conducted upon it within the past twelve months.

Pricing will remain consistent if volume remains within 5% of the target volume. Pricing will be modified on a quarterly basis if volume changes by more than 5% from the target volume. Revised pricing will be based on a mutually agreed formula that takes into account changes in volume and model mix.

All initial costs associated with training of new and existing service technicians on product updates or new products will be borne by Imagistics.

All costs associated with supply of parts to field service representatives for repairs on Imagistics products will be borne by Imagistics.

Included Services

For the specific territories described below, customer service of specific products (listed below), including:

     o    Preventative, remedial and emergency customer service.

     o    Installation of new products.


                               Schedule 1J-Page 1

     o Preparation and reinstallation of relocated products (excluding actual transport of products which will be charged directly to Imagistics).

     o    Customer training and/or consulting.

     o Specific operating procedures have been mutually agreed upon and are on file with PBI. These operating procedures may be changed upon mutual consent of both parties.

Included Territories

     o The included territories are identified in a list previously provided and agreed by Imagistics, which is maintained on file by PBI. Changes to the list of included territories will be allowed if the changes are mutually agreed to by Imagistics and PBI.

Specific Products Covered

     o Facsimile/Multifunction devices -- products whose primary function is the transmission and receipt of scanned images. May also have scan and store, printing or copying functions as secondary options. May connect to a PC as a standalone print device.

     o Analog Copier/Unconnected Digital Copiers -- products whose primary function is the reproduction of scanned images locally, not connected to a LAN or WAN. May have built-in facsimile functions as a secondary function. May connect to a PC as a standalone print device.

     o Digital Connected Copiers -- products whose primary function is the reproduction of scanned images, which are connected to a LAN or WAN via an external print services device or an embedded printer controller. PBI will service the copier/print device only. Imagistics will install and service networking options/software at its own expense.

     o Color Copiers (connected and unconnected) -- products whose primary function is the reproduction of scanned images in a CMYK (Color) environment, locally or connected to a LAN or WAN. PBI is not required to service color copiers in any locations.

Services provided by Imagistics

For the products listed above and for mutually agreed to approved new products, Imagistics is obligated to provide initial technician training to all PBI service technicians working in the Included Territories. The level of training will be equivalent to that provided to Imagistics service technicians. Imagistics will train a PBI rep at no cost to PBI, within 30 days, if a machine is moved into a non-focus area by a major or national account.


                               Schedule 1J-Page 2

Technical product changes: Timing of training to the PBI service techs will be reasonably concurrent with training of Imagistics, with both parties making best-efforts to make themselves available for such training.

New technician training: New technicians will be trained at regularly scheduled Imagistics training courses.

Imagistics will offer free technical training to all PBI reps at regularly scheduled Imagistics training courses if space is available.

All costs associated with initial training for new territories/equipment, not previously trained will be borne by Imagistics (including travel-related costs and all costs related to training materials and facilities, but excluding any charges from PBI techs for time spent in training). Where additional training is required due to unsatisfactory performance by a previously trained PBI rep, all costs associated with this training will be borne by PBI. Where additional training is required due to turnover of PBI reps (defined as any rep with less than 2 years experience with PBI), all travel costs associated with this training will be borne by PBI.

Technical telephone support of specified products will be provided in timely fashion by Imagistics and at no cost to PBI. Imagistics technical support may facilitate local Imagistics support at no cost to PBI if the technical support hotline fails to lend the support to properly repair the product.

Imagistics will provide parts to PBI service technicians in the specified regions according to the terms of the Service Parts Logistics Schedule at no cost to PBI.

Service Standards Definitions

Response time - the amount of time elapsed from customer call to arrival of rep at customer location.

Average Uptime percentage - the average of the Uptime Percentages calculated for each month in a rolling 3-month period. Monthly Uptime Percentages is calculated as follows:

           Uptime Percentage = Hours of Operation - Equipment Downtime
                               ---------------------------------------
                                          Hours of Operation

"Hours of Operation" means the hours of operation of a unit of Equipment, during the hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, for each week of each calendar month.

"Equipment Downtime" means the Equipment is not functioning in substantial compliance with its specifications, begins (during the Hours of Operation) from the time the Customer speaks to an authorized Pitney Bowes Service


                               Schedule 1J-Page 3

Representative about the malfunction to the Equipment, and does not include time when the Equipment is inoperable due to: (i) scheduled preventative maintenance and inspections; (ii) damage by misuse, malintent, casualty, or force majeure events; (iii) failure of Customer to perform, or cause to be performed, adequate preventative maintenance and inspections, including, without limitation proper cleaning, handling and servicing of the Equipment; (iv) use of damaged, improper, or non-Imagistics approved materials and supplies in the Equipment;
(v) changes in incoming power beyond published specifications; (vi) maintenance or repairs required as a result of the Equipment being used in excess of the Hours of Operation; (vii) maintenance provided by parties other than Pitney Bowes; (viii) failure of a non-standard part; (ix) malfunction of equipment or software provided by Customer or third parties which interfaces with the Equipment; (x) the use of the Equipment for training exercises; (xi) failure of Customer to provide suitable temperature, humidity, line voltage, or any specified environmental conditions; and (xii) the Equipment not being used in accordance with the agreed applications and for the ordinary purpose for which it is designed and intended.

Zone 1 -- 0-35 Miles from a PBI District Office.
Zone 2 -- 35.1-75 Miles from a PBI District Office.
Zone 3 -- 75.1-100 Miles from a PBI District Office.
Zone 4 -- 100.1+ Miles from a PBI District Office.

Service Standards

Response Time

Zone 1,2 -- Average 4 hours
Zone 3 -- Average 5.5 hours
Zone 4 -- Average 7 hours

Uptime

Zone 1,2 -- Average 98%
Zone 3 -- Average 96%
Zone 4 -- Average 94%


                               Schedule 1J-Page 4

                 PBI / Imagistics Transition Services Agreement

               Schedule 1K -- Telecom Expenses in Shared Locations

General

Imagistics will continue to use the PBI telephone systems specified shared locations. This will include local and long distance service for the Imagistics employees in the specified locations.

Duration

Distribution Date to the termination or expiry of shared lease locations.

PBI may at its sole discretion, require Imagistics to acquire at Imagistics' expense their own telephone switches for any of the specified locations with 90 days written notice. Such an action will terminate the specific allocation related to the impacted location, but will not cause the cancellation of the agreement as relates to the other specified locations.

Cost

Actual monthly local and long distance charges in the specified shared locations will be allocated to Imagistics based on the proportion of the Imagistics rented space as a percentage of the total square footage of the location.

In addition, Imagistics will be charged a proportionate amount of depreciation (based on PBI's standard accounting practice for depreciation) of all shared switches based on the above allocation methodology.

Charges will be billed monthly in arrears at cost incurred. Average Imagistics historic monthly charges have been approximately $18-$20,000 per month.

Included Services

Local and Long Distance Service.

Specified Office Locations

The included office locations are identified in a list previously provided and agreed by Imagistics, which is maintained on file by PBI. This list will be reviewed on a quarterly basis by both parties and modified to adjust for any changes in switches in the shared locations.


                               Schedule 1K-Page 1

                 PBI / Imagistics Transition Services Agreement

                        Schedule 1L -- Mailroom Services

General

Imagistics will continue to receive the same services from the PBMS mailroom as were provided prior to the spin-off. The services will include the sorting and delivery of inbound mail as well as the printing and mailing of outbound mail for Imagistics locations in Connecticut.

Duration

Agreement will terminate on December 31, 2002 or upon termination of the IT Services agreement between TechCentral and Imagistics (whichever is sooner).

Printing of Imagistics payroll checks will be provided between August 2001 and December 2001.

Cost

Sorting and physical handling of mail will be provided for a flat rate of $10,127 per month.

Payroll checks printing will be charged at $1,000 per month and is incremental to the base charge.

Postage will be billed at actual cost, one month in arrears and is additional to the base charge.

Overtime charges will be pre-approved by Imagistics and included as required to support unusual print requests.

All business forms and stationary used in the mailroom are provided by PBMS Document Services Group at additional charge to Imagistics.

Included Services

Incoming Imagistics mail to the Stamford hub will be sorted and couriered to the appropriate Imagistics mail drop locations.

Imagistics invoices will be laser printed onto preprinted stock provided by Document Services Group (at additional cost to Imagistics per Schedule 1N), inserted and mailed to customers.


                               Schedule 1L-Page 1

Printing of Imagistics payroll checks will be laser printed onto preprinted check-stock also provided by Document Services Group (at additional cost to Imagistics per Schedule 1N), inserted and mailed as applicable.


                               Schedule 1L-Page 2

                 PBI / Imagistics Transition Services Agreement

                  Schedule 1M -- Import and Customs Compliance

General

PBI will provide Imagistics with all import, customs compliance, international transportation and post entry audit advisory services for all copier and facsimile imports.

Duration

Agreement will terminate on December 31, 2001.

Cost

$10,000 per month (excluding cost of third-party service providers for international transportation, customs brokerage fees, customs duties, legal and classification services)

Included Services

PBI will provide:

     o assistance with hiring and training of import personnel for Imagistics (not including any out-of-pocket expenses)

     o guidance/assistance with establishing Imagistics import operations including SOPs (standard operating procedure for import brokerage and international transportation)

     o day-to-day import customer service and problem resolution concerning freight movement and communication through the appointed Customs Broker.

     o coding and transmission of all Imagistics import related freight invoices to CTSI & related monthly reports

     o general guidance and assistance with payment of customs duties through ACH (Automated Clearing House) and preparation of monthly journal vouchers

     o consultation and guidance concerning the resolution of customs compliance issues

     o consultation and guidance concerning the resolution of international transportation and customs brokerage service related issues

     o post-entry audit function & maintenance of Imagistics classification database (as required)

     o    coordination of "in-house import compliance seminars" (as required)


                               Schedule 1M-Page 1

     o recordkeeping of all Imagistics imports from pre-spin and transition period for 5 years and related services (data entry and insurance)

     o    shipping and documentation instructions to new vendors (as required)

     o    updated invoicing instruction (as required)

     o    ongoing customs regulations updates (as applicable)

     o    monthly international freight cost reports & comparisons

     o monitoring implementation of new procedures (compliance improvement plan) as required

     o guidance and assistance with reporting of any tooling/assists on Imagistics imports (as required)


                               Schedule 1M-Page 2

                 PBI / Imagistics Transition Services Agreement

                 Schedule 1N -- Document Services Group Services

General

PBMS Document Services Group (DSG) will provide Imagistics with conventional and digital print production, warehousing, fulfillment and distribution services for Imagistics document management needs.

Duration

Through December 31, 2001. This duration may be extended or modified if both parties can agree mutually on terms and pricing (including changes to the existing product/service range).

Cost

Cost will be dependant on services requested by Imagistics. Pricing to Imagistics will be consistent with the established internal PBI pricing structure, which is the same methodology as was used to charge Imagistics for these services prior to the spin-off.

Any product/service requirement will be cost-estimated in advance by DSG to facilitate ordering by Imagistics, however all costs will be billed according to above methodology, regardless of whether this exceeds or is under the estimated cost.

Upon cancellation or expiration of this agreement, all costs associated with moving Imagistics document inventories will be borne by Imagistics.

Included Services

DSG will provide the following services related to Imagistics document management needs:

     o    Graphics Design and Creative Services

     o    Business Cards and Stationary (letterhead and envelopes)

          o    Set-up, type-setting and printing

     o    Printing and assembly as required, including, but not limited to:

          o    Preprinted statements and envelopes for invoices

          o    Brochures and training materials

          o    Operating guides, parts lists and service manuals

          o    Assembly of kits, books, brochures etc.

     o    Warehousing, fulfillment and distribution of documents


                               Schedule 1N-Page 1

          o    Inventory owned by Imagistics

          o    Inventory and fulfillment (warehousing, pick, pack and ship)


                               Schedule 1N-Page 2

                                                                      Schedule 2

                                  Pitney Bowes

                          Imagistics International Inc.

                              Service Provisioning

                                       and

                                  Service Level

                                    Agreement

                                                                     TechCentral

     SECTION 1. Introduction.

     The purpose of this Service Level Agreement ("SLA") is to establish measurable and mutually agreeable targets for service delivery to Imagistics International Inc. ("Imagistics") by the Pitney Bowes TechCentral organization. This SLA will act as a guide for establishing expectations for both parties for the scope of services, the metrics associated with the services, as well as tracking and reporting of the metrics.

Locations and Business Functions

     The following locations and functions are considered to be part of
Imagistics:

Locations

o    100 Oakview Drive, Trumbull CT

o    7555 East Hampden Ave, Denver CO

o    PepsiCola Drive, Melbourne FL

o    Nationwide (BPC's, RDC's, Sales Offices)

Business Functions

o    "Back Office" Support (GL, HR, Marketing, Product Development, etc)

o    Customer Call Centers

o    Sales Support

o    Service

o    FAX Diagnostics

o    Regional Distribution Centers


Tech Central Contacts

Janice Heatley                         Lou Menendez
Sr. Technical Advisor                  Mgr., Service Level Management
Internal - 440-6401                    Internal - 421-3785
External - (203) 351-6401              External - (203) 739-3785

Brian Bonacci                          Art Conklin
Director, End User Computing           Director, Operations & Network Services
Internal - 436-4270                    Internal - 421-3979
External - (203) 922-4270              External - (203) 739-3979

Jack Rabuse                            Matthew Wessendorf
Vice President, Computer Service       Vice President, Customer Support Services
Internal - 421-3673                    Internal - 421-3686
External - (203) 739-3673              External - (203) 739-3686

Imagistics IT
Bob Butler, CIO                        Gary Geiger, Director Customer Support
Internal - 430-7431                    Services
External - (203) 365-7431              Internal - 430- 7036
                                       External - (203) 365-7036

     SECTION 2. Scope of Service.

Scope of Service

     TechCentral agrees to provide Imagistics with the services summarized below for a period not to extend beyond December 31, 2002.

     o    Application maintenance support of all shared applications.

     o Operational support services for all Imagistics and shared applications hosted in Danbury including turnover, DBA services, Scheduling, data recovery, printing, and mailing services.

     o End user support through the Service Delivery Support Center ("SDSC") to respond to system password resets, Lotus Notes server issues, and network connectivity issues. The Imagistics IT team would handle all other desktop related issues directly. SDSC will continue to support Imagistics Designated Support Center to SDSC calls on services provided by PBI that Imagistics will continue to use through 12/31/2002, for example: password resets on Mainframe applications.

     o Maintenance and administration of the Lotus Notes server(s). No support related to any future Notes based applications.

     o    Access to PBI voice network using service provided by PBI's carriers.

     o Access to and availability of the PBI mainframe computers through 12/31/02.

     o Call Center application support and technical services support for the A/S 400 and dialer server environment on a best effort, time and materials basis.

     o TechCentral will provide voice and data consultative and resource support to Imagistics and Trammel Crow through 12/31/01 to


                                Schedule 2-Page 2
          facilitate relocations. Imagistics will manage Trammel Crow and assigned data resource as well as maintain overall project responsibility.

     o Tech Central will provide telecom consultative support associated with disaster recovery at any core Imagistics site until 12/31/01.

Exceptions

     o Support of Wide Area Network ("WAN") services to all existing Imagistics facilities on PBI's WAN through December 31, 2001. Within Imagistics dedicated facilities, these services will be inclusive of the network routers only.

          After December 31, 2001, Imagistics will be responsible for providing WAN services to their dedicated facilities and for any linkage to the PBI WAN that is required. PBI will provide troubleshooting assistance related to linkage between Imagistics and the PBI WAN as required to restore service to optimal levels until such linkage is not required. TechCentral will continue to provide WAN support to shared PBI / Imagistics locations until final separation - through October 2006 based on the termination of the last shared lease. As shared facility leases terminate or as facilities are relocated, Imagistics will provide its own WAN services to these then dedicated facilities.

     o TechCentral will not provide any programming support of Imagistics dedicated applications except as follows:

          -    ManMan on best effort, maintenance only, time and materials basis

     o TechCentral will not provide application development services related to the implementation of any new ERP system by Imagistics with the exception of:

          o TechCentral will provide MQ Series support through the management of external resources contracted by and billed directly to Imagistics as necessary to redirect message traffic to alternate clients.

          o TechCentral will provide reasonable subject matter expertise for shared applications in support of Imagistics data conversion/interface efforts. These services and related charges will be negotiated on a project basis.


                                Schedule 2-Page 3

          o Continuation of consulting support of telephone systems to all existing Imagistics facilities through December 31, 2001. Any new Imagistics facilities after December 31, 2001 will be the responsibility of Imagistics.

     After December 31, 2001, Imagistics will be responsible for providing and supporting all telephone systems and services to their dedicated facilities. TechCentral will continue to provide support to shared PBI / Imagistics locations until final separation - through October 2006 based on the termination of the last shared lease. As shared facility leases terminate or as facilities are relocated, Imagistics will provide its own WAN services to these then dedicated facilities.

Imagistics Responsibilities

          o    Imagistics will acquire and implement their own Wide Area Network
               (WAN) and network equipment for Imagistics dedicated facilities by December 31, 2001. Any new or relocated Imagistics dedicated facilities will be transitioned to the Imagistics WAN by December 31, 2001. Imagistics will also be responsible for the initial setup cost plus the recurring cost of the circuits to connect the PBI WAN to the Imagistics WAN.

          o Imagistics will develop the capability (internal or external) to design, implement and support all data and telephone network systems and services for dedicated Imagistics locations by December 31, 2001.

     Any additional costs incurred by TechCentral above its baseline operating expenses, to support unique technology platforms for Imagistics (e.g. ManMan) will be borne in total, by Imagistics. Any increased licensing cost incurred as a result of the spin off will be passed through to Imagistics


                                Schedule 2-Page 4

HELP DESK - SDSC Hours of Coverage
--------------------------------------------------------------------------------
Period            Monday-Friday       Saturday-Sunday    Specifications
--------------------------------------------------------------------------------

Normal Business   6AM-1AM EST         Saturday           Standard Help Desk
Hours                                 8AM-4PM EST        support via Help Desk
                                      Sunday             Support Analysts.
                                      Pager Support

--------------------------------------------------------------------------------
After Hours       1AM-6AM EST         4PM-8AM EST        Calls will be
                                                         transferred to a Help
                                                         Desk voice mailbox.
                                                         An "on call" Help Desk
                                                         Analyst will be paged.

--------------------------------------------------------------------------------
Holidays                                                 The SDSC will be closed
                                                         on the following
                                                         holidays:
                                                         New Years Day,
                                                         Memorial Day,
                                                         Independence Day,
                                                         Labor Day,
                                                         Thanksgiving, Day
                                                         after Thanksgiving,
                                                         and Christmas
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Service Description
--------------------------------------------------------------------------------
Service                 Description                       Specifications
--------------------------------------------------------------------------------
Level 1 Technical       Level 1 support for approved      Password resets, Data
Support                 technologies and applications.    Networks, Mainframe,
                        The Imagistics technical staff    and Lotus Notes
                        will support desktop hardware,    Support.
                        software, and servers.
--------------------------------------------------------------------------------
Level 2 Technical       Problems that are beyond the      Predefined escalation
Support                 training of Help Desk Analysts,   lists will facilitate
                        less than 10 minutes to be        the assignment of
                        resolved at Level 1, or are       problems to the
                        undocumented will be assigned     appropriate individual
                        to an appropriate Level 2         or group.
                        Technical Support Specialist.
--------------------------------------------------------------------------------
Level 3 Technical       Problems that are beyond the      Predefined escalation
Support                 training of Level 2 Technical     lists the assignment
will facilitate         Support Specialists, or are       of problems to the
                        undocumented will be assigned     appropriate individual
                        to an appropriate Level 3         or group.
                        Technical Support Specialist.
--------------------------------------------------------------------------------
Sr. Management          Sr. management within             Help Desk Analysts
Escalation              TechCentral will be notified      during or after normal
                        when Urgent (Catastrophic)        business hours will
                        problems have been opened. IT     notify senior
                        Management will also be           management via phone
                        notified when problems have not   or pager.
                        been closed and are approaching
                        their agreed upon Resolution
                        Time.
--------------------------------------------------------------------------------


                                Schedule 2-Page 5

----------------------------------------------------------------------------------------------
Help Desk Outage Resolution Targets
----------------------------------------------------------------------------------------------
Severity Code     Customer Impact     Response to         Resolution   Escalation
                                      Customer*           Time
----------------------------------------------------------------------------------------------
Severity 1        Core Business       Updates every 30    <2 Hours     Notify applicable
Urgent            Process outage      minutes.                         TechCentral and
(Catastrophic)                                                         designated Business
                                                                       management within 10
                                                                       minutes
----------------------------------------------------------------------------------------------
Severity 2        Subset of a Core    Every 60 minutes    <5 Hours     Notify applicable
High              Business Process                                     TechCentral and
(Urgent)          outage                                               designated Business
                                                                       management if not
                                                                       resolved within 3 hours
----------------------------------------------------------------------------------------------
Severity 3        Single User Outage  Daily               <24 Hours    Notify applicable
Medium                                                                 TechCentral Management
(Important)                                                            if not resolved within
                                                                       21 hours
----------------------------------------------------------------------------------------------

Appropriate IVR messages will also be employed.



--------------------------------------------------------------------------------
Help Desk Call Handling Targets
--------------------------------------------------------------------------------
Performance Metric                                 Target
--------------------------------------------------------------------------------
Calls Abandoned by Caller                          <8%
--------------------------------------------------------------------------------
Time before speaking with HD analyst               <75 seconds - 90% of the time
--------------------------------------------------------------------------------
Severity 3 Tickets resolved in 24 hours            90% (100% within 3 days)
--------------------------------------------------------------------------------


                                Schedule 2-Page 6

  System Availability
-------------------------------------------------------------------------------------------------
  Service              Description                      Hours of Availability
-------------------------------------------------------------------------------------------------
  IMSPROD              IMS transaction region hosted    07:00 - 23:00 Monday - Friday
                       on the IBM mainframe System A,   07:00 - 20:00 Saturday
                       not specific business            No availability on Sunday.
                       applications.                    No availability on Holidays - Memorial
                                                        Day, July 4th, Labor Day, Christmas Day.
-------------------------------------------------------------------------------------------------
  CICSFAXP             The CICS transaction region      07:00 - 21:00 Monday - Friday
                       hosted on the IBM mainframe      07:00 - 20:00 Saturday
                       System C, not specific           No availability on Sunday.
                       business applications.           No availability on Holidays - Memorial
                                                        Day, July 4th, Labor Day, Christmas Day.
-------------------------------------------------------------------------------------------------
  AS/400 Denver        Application and Technical        07:00 - 21:30 (EST) Monday - Friday.
                       Services support on a best       No availability on Saturday or Sunday.
                       effort basis
-------------------------------------------------------------------------------------------------
  Digital Equipment    The DEC system supports the      07:00 - 23:00 Monday - Friday
  Corp.                Manman application.  The         07:00 - 20:00 Saturday
                       support for the application      No availability on Sunday
                       and hardware is "best effort",
                       maintenance only.
-------------------------------------------------------------------------------------------------
  Tandem               - AIM1/AIM2 Tandem hardware functioning as 07:00 - 23:00
                       Monday - Friday front-end processor converting x25 to
                       SNA, supporting the No availability on Saturday or
                       Sunday. ACESS application.
-------------------------------------------------------------------------------------------------
  Voice                Communication Availability of PBX's the 24 hours a day/7
                       days a week voice network (AT&T), network PBI Voice
                       Technology provides consultant routing and voice mail.
                       level services.
-------------------------------------------------------------------------------------------------
  Data Communication   Manage and support routers and   24 hours a day/7 days a week.
                       circuits for all Imagistics
                       locations.
-------------------------------------------------------------------------------------------------
  E-mail               Lotus Notes Mail services over   24 hours a day/7 days a week
                       the Pitney Bowes network, the
                       Imagistics network, or the
                       internet through 12/31/02.
                       (PBI Notes domain)
-------------------------------------------------------------------------------------------------
  MQ Series            Support of all current message   24 hours a day/7 days a week
                       queues serving Imagistics
                       applications. Configuration of
                       additional MQ clients and
                       redirection of existing Queues
                       on a chargeable project basis.
-------------------------------------------------------------------------------------------------


                                Schedule 2-Page 7

---------------------------------------------------------
  System Availability Metrics
---------------------------------------------------------
  Service                            Prime Shift
                                     (7am - 11pm EST)
                                     System Availability
---------------------------------------------------------
  IMSPROD                            99.7%
  CICSFAXP                           99.7%
  AS/400 - Denver                    Best Effort
  Digital Equipment Corp.            99.7%
  Tandem AIM1/AIM2                   99.7%
  Voice Communications               99.7%
  Data Communications                99.7%
  PBI Notes Domain                   99.7%


                                Schedule 2-Page 8

     SECTION 3. Service Tracking and Reporting Procedures.

o Imagistics or Designated Imagistics Help Desk must call SDSC with all service requests and open up a trouble ticket to be logged into the TechCentral SDSC tracking system (REMEDY). The call record is completed by the SDSC and forwarded to the appropriate support team for resolution. The SDSC is responsible to ensure timely closure of supported technologies as outlined in Service Description (page 7). Any service requests not recorded by the SDSC tracking system cannot be governed by this SLA.

o Monthly Service Level Compliance Reports will be distributed to Imagistics. Reports will be available by the 15th business day of the month following the reporting period. The Monthly Service Level Compliance Report shall consist of:

     o High Level Availability Metrics - The report describes the failing component that caused the outages, the SLA target %, the SLA Attainment %, and the Outage Hours.

     o High Level Outage Explanation - A detailed explanation of what happened, what we did to correct or circumvent the problem, and what we are doing to prevent its reoccurrence.

     o Year-to-date Availability Charts - Charts depicting the current and previous 11-month attainment percentages for all components tracked for availability.

     o Help Desk (SDSC) Call & Ticket Metrics - Current and year-to-date charts indicating attainment percentages for all Help Desk SLA's



                               Schedule 2-Page 9
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     SECTION 4. Responsibilities.

Imagistics Customer Calling the SDSC

o    Provide name, department and location.

o Provide your unique identifier (desktop-ID, user-ID, device information, etc.)

o    Provide as clear a description of the problem as possible.

o Provide individual to be contacted, if not the caller, then an alternate with telephone number.

TechCentral SDSC

o    Log all problems called in using the Remedy tracking system.

o    Determine severity of problem

o    Dispatch problem to appropriate Level 2 technical support group

o    Keep customer up to date on status of outage

o    Maintain support matrix at all times (identifying
     Primary/Secondary/Tertiary support personnel assignments, phone, and pager numbers for all systems supported).

o Ensure that SDSC personnel receive formal and informal technical training for supported applications and technologies.

o    Recommend additional preventative work (if any identified).

o    Maintain and report actual performance against the targets in the SLA.

Imagistics IT Personnel

o Return service to the customer.

o Provide any support requested for Imagistics managed applications or technical components.

o Identify and resolve cause of the outage for problems occurring within Imagistics managed applications, Imagistics technical components, or areas outside the scope of this agreement.

o    Recommend additional preventative work (if any identified).


                               Schedule 2-Page 10
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     SECTION 5. Proposed Charges.

Computer Support Services

TechCentral's proposed 2001 charge to Imagistics for Computer Support Services is approximately $2.8 million and includes all direct charges (e.g. ManMan), mainframe computer utilization based on past utilization rates, and other indirect expenses.

Customer Support Services

The proposed 2001 charge to Imagistics for Customer Support Services is $908,499 which covers internet access, limited SDSC support, data network utilization, and Lotus Notes e-mail. This charge, which is consistent with last years rate, is based on the number of users.

Voice Charges

Charges for Fairfield County voice network access and long distance usage billed each month based on actual usage. The estimated charges for 2001 based on prior years usage is $89,756. Additional charges for AT&T Global Network billed as incurred.

Chargeback Summary

     Application Support Services        $        0
     Computer Support Services            2,790,223
     Customer Support Services              908,499
     Voice                                   89,756
                                        -----------

     Total 2001 Charges                  $3,788,478
                                        ===========

Future Charges

To be determined 12/01; not withstanding any increase in transaction volumes, cost increases should not exceed 10% except in instances of unique platforms where Imagistics will incur the total actual costs. In the event transaction volumes and/or services requirements decrease, costs will be reduced proportionately.

                               Schedule 2-Page 11